                                                                    EXHIBIT 10.1


                        PURCHASE AND SALE AGREEMENT AND
                        ===============================
                           JOINT ESCROW INSTRUCTIONS
                           =========================


     THIS PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS

("Agreement") is made and entered into as of the 19th day of October, 1999, by
  ---------
and among KAISER VENTURES INC., a Delaware corporation and KAISER STEEL LAND DEVELOPMENT INC., a Delaware corporation, (KAISER VENTURES INC. and KAISER STEEL LAND DEVELOPMENT INC. are hereafter collectively referred to as "Seller"), and
                                                                 ------
ONTARIO VENTURES I, LLC, a Delaware limited liability company or its designee approved as set forth in Section 15.8 hereof ("Buyer").
                                               -----

                                    Recitals

     A. WHEREAS, Seller is the owner of certain real property commonly known as the KVI properties located in the County of San Bernardino, State of California, consisting of approximately 592.1 gross acres and more particularly shown on the map attached hereto as Exhibit A (the "Land," and collectively with the
                       ---------       ----
Improvements (defined below), the "Real Property") and which is more fully
                                   -------------
described in Section 1.39 below, and certain tangible and intangible personal property located on, or associated with the use and operation of, the Real Property. Notwithstanding any other provision in this Agreement, the Land and the Real Property do not include the real property owned by Kaiser Ventures Inc. and commonly referred to as the Napa Lots, the Rancho Cucamonga Property, the Tar Pits Property and the Household Waste Property; and

     B. WHEREAS, the Real Property and adjoining property was used as a fully integrated steel mill, which included such items as coke ovens, blast furnaces, byproducts facilities, power generation facilities, scrap yards, slag dumps, soaking and waste facilities, a landfill, waste water and sewer treatment facilities, fabrication facilities and other uses ancillary to a steel and fabrication mill (collectively "Steel Mill Operations") and was occupied by a
                                ---------------------
number of tenants and others subsequent to active Steel Mill Operations; and

     C. WHEREAS, in consideration for Buyer's agreement to (i) assume certain contractual indemnification and other obligations of Seller which are specifically agreed to by Buyer; (ii) remediate existing Hazardous Substances contamination at, under, above, adjacent to and/or emanating to or from the Real Property and/or the Tar Pits Property; (iii) assume any third-party liability associated with the Real Property and/or the Tar Pits Property, except as expressly excluded; and (iv) other good and valuable consideration, Seller desires to sell the Real Property and Other Assets to Buyer on the terms and conditions set forth herein; and

     D. WHEREAS, Buyer desires to purchase the Real Property and Other Assets from Seller and to undertake an obligation to (i) assume certain contractual indemnification and other obligations of Seller which are specifically agreed to by Buyer; (ii) remediate existing Hazardous Substances contamination at, under, above, adjacent to and/or emanating to or from the Real Property and/or, subject to the provisions of Section 10.7 hereof, the Tar Pits Property; and (iii) assume any third-party liability associated with the Real Property and/or the Tar Pits Property, except as expressly excluded, on the terms and conditions set forth herein.

                                       1
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     NOW, THEREFORE, Buyer and Seller (each herein sometimes called a "Party"
                                                                       ------
and jointly the "Parties") hereby agree as follows:
                 --------

                                   Agreement

     1.  Definitions.  In addition to the terms defined in the foregoing
         -----------
Recitals and capitalized terms hereinafter defined in this Agreement, for purposes of this Agreement the terms set forth below shall have the following meanings:

         1.1  "Adjacent Property" means, collectively, the California Speedway
               -----------------
Property, the MRF Property, the Household Waste Property, Tar Pits Property, the Budway Property, the Rancho Cucamonga Property and the remaining NAPA Lots, all as more particularly described in Exhibit B attached hereto, which properties are deemed for purposes of this Agreement only to be located adjacent to the Real Property.

         1.2  "Agencies" means, collectively, DTSC, RWQCB, the CIWMB and any
               --------
other federal, state or local governmental or regulatory agency, body, board, commission or other political entity with environmental jurisdiction over the Property. Any one of these political entities may sometimes be referred to as an "Agency".
 ------

         1.3  "Approved Title Conditions" shall have the meaning set forth in
               -------------------------
Section 4.1 hereof.

         1.4  "Bill of Sale" means a bill of sale in the form of Exhibit C
               ------------
attached hereto duly conveying all of the Other Assets to Buyer.

         1.5  "Case" means any case or cases opened by DTSC , RWQCB or CIWMB
               ----
with respect to Hazardous Substances contamination at the Real Property, including, without limitation, the cases listed on Exhibit D hereto.
                                                   ---------

         1.6  "Cash Equivalent" means a wire transfer of funds or other good and
               ---------------
immediately available funds.

         1.7  "CIWMB" means the California Integrated Waste Management Board.
               -----
         1.8  "Close of Escrow" means the date on which the Deed is recorded in
               ---------------
the Official Records.

         1.9  "Closing Date" means a date which is no more than thirty (30) days
               ------------
after the Contingency Date, unless the Closing Date is extended pursuant to the provisions of this Agreement. The date scheduled for the Close of Escrow is the "Closing Date" and the actual date of closing is the "Close of Escrow."
 ------------                                         ---------------

         1.10 "Consent Order" means the California Department of Health Services
               --------------
(now known as the California Environmental Protection Agency Department of Toxic Substances Control) Consent Order with Kaiser Steel Resources, Inc. (now known as Kaiser Ventures, Inc.) dated as of August 22, 1988, as amended by an Amendment to Consent Order dated November 13, 1997, and an Amendment to Consent Order dated January 11, 1999.

                                       2
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         1.11 "Contingency Date" means the date which is seventy-five (75) days
               -----------------
after the Execution Date, unless extended pursuant to Section 3.1.3 below.

         1.12 "Contingent Transportation Insurance Policy" means a Contingent
               ------------------------------------------
Transportation Insurance Policy as described in Article 10 hereof, in the form of Exhibit E to be attached hereto.
   ---------

         1.13 "Corrective Action" means a Corrective Action as defined in
               -----------------
Section 10.3.3.1 hereof.

         1.14 "Deed" means a grant deed in the form of Exhibit F attached
               ----                                    ---------
hereto, duly conveying fee title to the Real Property from Seller to Buyer.

         1.15 "Deposit" means the sum of Two Hundred Fifty Thousand Dollars
               --------
($250,000).

         1.16 "DTSC" means the California Environmental Protection Agency
               ----
Department of Toxic Substances Control and any divisions or officers thereof and all successors thereto.

         1.17 "Environmental Law" means the Comprehensive Environmental
               -----------------
Response, Compensation, and Liability Act of 1980, 42 U.S.C. Sections 9601, et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Sections 6901 et seq., the Toxic Substances Control Act, 15 U.S.C. Sections 2601 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. 1801 et seq., the Federal Water Pollution Prevention and Control Act, 33 U.S.C. Sections 1251 et seq., the Oil Pollution Act of 1990, Pub. L. 101-380, August 18, 1990, the Safe Drinking Water and Toxic Enforcement Act of 1986 (Cal. Health & Safety Code Sections 25249.5-25249.13), the Carpenter-Presley-Tanner Hazardous Substances Account Act (Cal. Health & Safety Code Sections 25300 et seq.), the California Hazardous Water Control Act (Cal. Health & Safety Code Sections 25100 et seq.) and the California Water Code Sections 13000 et seq., as said Laws have been supplemented or amended from time to time, the regulations now or hereafter promulgated pursuant to said Laws and any other federal, state, county or local law, statute, rule, regulation or ordinance currently in effect or subsequently enacted, promulgated or adopted which regulates or proscribes the use, storage, disposal, presence, cleanup, transportation or release or threatened release into the environment of any Hazardous Substances or pertains to health, industrial hygiene and/or the environment.

         1.18 "Escrow" means an escrow to be opened with Escrow Holder within
               ------
three (3) business days after the Execution Date.

         1.19 "Escrow Holder" shall be and mean Chicago Title Company, 560 East
               ------------
Hospitality Lane, San Bernardino, California 92408.

         1.20 "Execution Date" means the date on which the last of Buyer and
               --------------
Seller provides notice to the other Party that (i) this Agreement has been duly executed, and (ii) all internal approvals to such execution have been obtained; provided, however, that if the Execution Date does not occur on or before
--------  -------
October 22, 1999, then the Agreement shall be deemed to be null and void.

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         1.21 "Full Occurrence CGL Policy" means a Full Occurrence Commercial
               --------------------------
General Liability with Pollution Policy, in the form of Exhibit G to be attached
                                                        ---------
hereto.

         1.22 "Hazardous Substances" means (i) any element, compound, mixture,
               --------------------
solution, chemical, material or substance at any time defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous waste," "acutely hazardous waste," "radioactive waste," "biohazardous waste," "pollutant," "toxic pollutant," "contaminant," "restricted hazardous waste," "infectious waste," "toxic substances," or any other term or expression intended to define, list or classify substances by reason of properties harmful to health, safety or the indoor or outdoor environment (including harmful properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, "TCLP toxicity" or "EP toxicity" or words of similar import under any applicable Environmental
Laws); (ii) any oil, petroleum, petroleum fraction, petroleum additive or petroleum derived substance; (iii) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (iv) any flammable substances or explosives; (v) any radioactive materials; (vi) any asbestos-containing materials; (vii) urea formaldehyde foam insulation; (viii) electrical equipment which contains any oil or dielectric fluid containing polychlorinated biphenyls;
(ix) pesticides; (x) lead-based paint; and (xi) any other chemical, material or substance, exposure to which is now or in the future prohibited, limited or regulated by any governmental authority or which may or could pose a hazard to the health and safety of the owners, occupants or any persons in the vicinity of the Property or to the indoor or outdoor environment.

         1.23 "Improvements" means any and all buildings, structures, systems,
               ------------
facilities, fixtures, fences and parking areas located on the Land as of the Execution Date, including, without limitation, the sewage treatment facility located on the Land, but not including two trailers currently located on the Real Property which are owned by a former tenant of Seller and will be removed from the Real Property prior to the Close of Escrow.

         1.24 "Inspections" shall have the meaning set forth in Section 4.2
               -----------
hereof.

         1.25 "Insurance Policies" means, collectively, the Contingent
              -------------------
Transportation Insurance Policy, the Full Occurrence CGL Policy, the Real Estate Pollution Policy and the Remediation Project Policy, as described in Section
10.5 hereof.

         1.26  "ITG" means The IT Group, Inc. or any of its wholly-owned
                ---
subsidiaries or affiliates.

         1.27  "Knowlton" means The Knowlton Group, a sole proprietorship.
                --------

         1.28  "LandBank" means LandBank, Inc., a Delaware corporation.
                --------

         1.29  "Laws" means all federal, state and local laws, ordinances,
                ----
rules, regulations and orders, including, without limitation, all Environmental Laws.

         1.30 "No Further Action Letter" or "NFA" means a letter (or its substantial equivalent) to be issued by the DTSC or another Agency with respect to the Real Property and

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

the Tar Pits Property, stating that no regulatory action or no further regulatory action need be taken by any party to meet the clean-up requirements established by the DTSC, other responsible Agency or applicable Laws for a particular portion of the Real Property or the Tar Pits Property, subject to certain terms and conditions within such letter (such as continuing operations and maintenance obligations) which terms and conditions are consistent with the types of terms and conditions which are customarily contained in such a letter. The Parties acknowledge that the West End Parcels and the Valley Boulevard Parcel as generally depicted on the map attached as Exhibit A hereto are not the
                                                    ---------
subject of the Consent Order but are subject to regulatory jurisdiction.

         1.31  "Official Records" means the Official Records of San Bernardino
                ----------------
County, California.

         1.32  "Opening of Escrow" means the date on which a fully executed copy
                -----------------
of this Agreement and the Deposit are deposited with Escrow Holder; provided,
                                                                    --------
however, that if the Opening of Escrow fails to occur within ten (10) business
-------
days after the Execution Date, this Agreement shall become null and void.

         1.33  "Other Assets" means all tangible and intangible assets located
                ------------
on the Real Property at the Close of Escrow or used in the operation of the Real Property, including but not limited to, (a) two diesel locomotives, together with any and all equipment used to maintain said locomotives; (b) any and all switching equipment used in the operation of the diesel locomotive switching and stacking operations which Seller contracts with Western Railroad; (c) copies of any reports relating to the Real Property which are in the possession or reasonable control of Seller and can reasonably be retrieved by Seller, which are not subject to any attorney-client privilege, attorney-work product privilege or any other privilege (subject to any limitations that may be applicable to Buyer's ability to rely on any such reports), (d) summaries of all reports or documents which are the subject of any attorney-client privilege, attorney-work product privilege or any other privilege subject to establishment of a mutually acceptable procedure for preserving such privileges, (e) the Permits (as hereinafter defined) to the extent they can be transferred and/or assigned, (f) all other items of personal property, subject to any limitation that may be applicable to Buyer's ability to rely on any such personal property,
(g) a license in the form attached as Exhibit I hereto to use the name "Kaiser
                                      ---------                         ------
Commerce Center," and (h) any rights Seller may have against any former tenants
---------------
or other third parties for costs of future environmental remediation (and Seller shall provide to Buyer a list of such parties and a copy of the documents which give rise to any such claims). Buyer acknowledges that certain pre-October 4, 1988 documents are contained in boxes which are not well-indexed and which Buyer will have to review at its expense.

         1.34  "Permits" means the Permits listed on Exhibit J attached hereto.
                -------                              ---------

         1.35  "Property" means, collectively, the Real Property and the Other
                --------
Assets.

         1.36  "PTR" means the preliminary title report prepared by Title
                ---
Company pursuant to Section 4.1 hereof.

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

         1.37  "Purchase Price" means the sum of Sixteen Million Dollars
                --------------
($16,000,000).

         1.38  "Real Estate Pollution Policy" means a Real Estate Pollution
                ----------------------------
Policy, in the form to be attached hereto as Exhibit K.
                                             ---------

         1.39  "Real Property" means the Land shown on Exhibit A, together with
                -------------                          ---------
all right, title and interest of Seller, if any, in and to the Improvements and all privileges, entitlements, easements, rights and appurtenances thereto including, without limitation, (a) all development rights and air rights relating to such Real Property, (b) all water rights which are appurtenant to the Land, (c) all right, title and interest of Seller in and to any streets, alleys, passages, watercourses, other easements, and other rights-of-way or appurtenances included in such Real Property as of the Close of Escrow, (d) the reversions and remainders owned by the Seller which are part of the real property shown on Exhibit A, and (e) all the estate, right, title, interest,
                  ---------
property, possession, claim and demand whatsoever, in law and in equity, owned by Seller, in and to the foregoing and any part thereof. The Parties acknowledge and agree that the shares of Fontana Union Water Company, a mutual water company, which are owned by Kaiser Ventures, Inc. and/or its subsidiary, Fontana Water Resources, Inc., are not included within the definitions of Land, Real Property, Property or Other Assets and are also not included within the subject matter of this Agreement. Provided, however, that in the event that The California Speedway Corporation exercises its right of first refusal on the sewer treatment facility or exercises its right not to permit the transfer of the sewer treatment facility, then the sewer treatment facility and the land reasonably allocable thereto shall not be part of the Real Property.

         1.40  "Remediation Project Policy" means a Remediation Project
                --------------------------
Insurance Policy, in the form of Exhibit L to be attached hereto.
                                 ---------
         1.41  "RWQCB" means the California Regional Water Quality Control Board
                -----
Santa Ana Region.

         1.42  "Survey" means the survey prepared pursuant to Section 4.1
                ------
hereof, which survey shall comply with the minimum standard detail requirements for ALTA/ACSM land title surveys jointly adopted by ALTA and ACSM and including Items 2-5 and 10 from Table A thereof.

         1.43  "Tar Pits Property" means that approximately four (4) acre parcel
                -----------------
of Real Property more particularly described in the applicable portion of Exhibit B hereto.
---------

         1.44  "Title Company" means Chicago Title Company, 560 East Hospitality
                --------------
Lane, San Bernardino, California  92408.

         1.45  "Title Documents" means all of the documents referenced in the
                ---------------
PTR, including, without limitation, any document referenced in the documents referenced in the PTR.

         1.46  "Title Policy" means an ALTA extended coverage owner's policy of
                ------------
title insurance together with endorsements requested by Buyer, issued by the Title Company, dated as of the Close of Escrow, insuring Buyer as owner of the Real Property, with liability limits in an amount equal to Thirty Million Dollars ($30,000,000), and showing that title to the Real Property is vested in Buyer subject only to the Approved Title Conditions.

     2.  Purchase and Sale.  Seller agrees to sell or cause to be sold to Buyer,
         -----------------
and Buyer agrees to purchase, the Property, upon the terms and conditions set forth in this Agreement, for the Purchase Price, subject to the prorations, reductions and credits hereinafter set forth. Buyer and Seller shall, after completion of the Survey, agree on the allocation of the Purchase Price for the Property. In the event The California Speedway Corporation exercises its right of first refusal on the sewer treatment facility or exercises its right not to permit the transfer of the sewer treatment facility, then the Purchase Price shall be reduced by the undiscounted amount of the Purchase Price which is identified in the notice from Seller to The California Speedway Corporation.

     3.  Consideration.
         -------------

         3.1  Deposit.
              -------

              3.1.1  Delivery by Seller.  On the date of the Opening of Escrow,
                     ------------------
Buyer shall deliver the Deposit to Escrow Holder, by Cash Equivalent. Escrow Holder shall hold the Deposit in an interest-bearing account with interest accruing for the benefit of Buyer.

              3.1.2  Disposition of Deposit.  In the event this Agreement is
                     ----------------------
terminated for any reason prior to the Contingency Date or pursuant to Section
6.1 or 13 hereof, the Deposit (including all interest thereon) shall be fully refunded to Buyer by Escrow Holder. Following the Contingency Date, in the event this Agreement is terminated or the Close of Escrow fails to occur by reason of Buyer's default hereunder, the entire Deposit (including all interest thereon) shall be held by Escrow Holder for the benefit of Seller and paid to Seller pursuant to Section 6.2 hereof, unless a portion of the Deposit has been released to Seller pursuant to Section 3.1.3, in which event the remainder of the Deposit shall be released to Seller pursuant to Section 6.2 hereof. In the event this Agreement is terminated or the Close of Escrow fails to occur by reason of Seller's default hereunder, then the Deposit (including all interest thereon and including any portion of the Deposit which was released to Seller) shall be returned to Buyer. Upon the Close of Escrow, the entire Deposit (including all interest thereon) shall be paid to Seller and shall be credited towards the payment of the Purchase Price.

              3.1.3  Extension of Contingency Date.  Notwithstanding any
                     -----------------------------
provision of this Agreement to the contrary, Buyer shall have the right, to be exercised in Buyer's sole and absolute discretion, to extend the Contingency Date one (1) time only for an additional thirty (30) days, by delivering written notice of Buyer's exercise of such extension to Seller and Escrow Holder no later than one (1) business day before the originally scheduled Contingency Date together with (i) commercially reasonable evidence satisfactory to Seller that Buyer has the financial ability to purchase the Property and to timely perform Buyer's obligations under this Agreement, and (ii) a letter addressed to Escrow Holder and Seller authorizing Escrow Holder to release One Hundred Fifty Thousand Dollars ($150,000) of the Deposit to Seller, which portion of the Deposit shall thereupon be released to Seller and be nonrefundable to Buyer but shall be applicable to the Purchase Price.

              3.1.4  Purchase Price.  At least one (1) business day prior to the
                     --------------
Closing Date, Buyer shall deliver the Purchase Price to Escrow Holder, by Cash Equivalent (less the amount of the Deposit (and interest accrued thereon while held in Escrow) already held by Escrow Holder). Such sum shall be payable to Seller by Cash Equivalent through Escrow at the Close of Escrow.

     4.  Investigations by Buyer.  Beginning on the Execution Date and ending on
         -----------------------
the Contingency Date, Buyer may conduct investigations as to the Property and the Adjacent Property. Buyer shall have until the Contingency Date either to approve or to waive, in Buyer's sole and absolute discretion, the contingencies set forth in this Article 4. The Parties acknowledge that Seller does not control all of the Adjacent Property and that Seller shall be required only to use commercially reasonable efforts to obtain access for Buyer and its agents, over those portions of the Adjacent Property which Seller does not control.

         4.1  Conditions of Title; Survey.  Within ten (10) business days after
              ---------------------------
the Execution Date, Seller shall (a) cause the Title Company to deliver to Seller and Buyer a preliminary title report (the "PTR") for the Real Property,
                                                  ---
prepared by Title Company, together with copies of all of the Title Documents; and (b) engage a surveyor at Seller's expense to prepare an ALTA survey of the Real Property (the "Survey"), for delivery to Buyer and Seller and certification
                    ------
to Buyer and the Title Company in time for the Title Company to deliver the Title Policy at the Close of Escrow. The Survey shall plot each easement and other plottable exception shown on the PTR. Buyer shall have until the later of the Contingency Date or thirty (30) days after receipt of the Survey to give Seller and Escrow Holder written notice of Buyer's disapproval of any matters listed on the PTR or shown on the Survey. Buyer hereby approves the granting of a road easement shown on Exhibit M attached hereto, which may be granted
                         ---------
subsequent to the Execution Date or delivery of the PTR. In addition, Buyer hereby approves of Seller's application to create a new separate legal parcel of a size reasonably acceptable to Buyer for the sewer treatment facility and the recording of a covenant against the new parcel which would restrict the use of such parcel to the uses set forth on Exhibit M-1 hereof. If Buyer disapproves
                                     -----------
any matters listed on the PTR or shown on the Survey, Seller may, but shall not be obligated to, cure or cause to be cured such objections or agree that it shall cure such objections prior to the Close of Escrow and, in such event, the cure of such objections shall be both a covenant of Seller and a condition precedent to Buyer's obligation to close Escrow. In the event Seller fails either to cure such objections, or to agree to cure such objections prior to the Close of Escrow, within ten (10) days after receipt of Buyer's notice to Seller of said objections, Buyer shall have the right to terminate this Agreement and to cancel Escrow by delivering written notice to Seller and Escrow Holder before 5:00 p.m. P.S.T. on the second business day immediately succeeding the expiration of such ten (10) day period, in which case the Parties' rights shall be as set forth in Section 4.7 below.

     If Buyer disapproves any matters listed on the PTR or shown on the Survey prior to the Contingency Date as set forth above, but otherwise extends the Contingency Date as set forth in Section 3.1.3 above, then Escrow Holder shall delay releasing the Deposit to Seller pursuant to Section 3.1.3 above until the date that Seller either cures such objections or agrees to cure such objections prior to the Close of Escrow (i.e., within ten (10) days after receipt of Buyer's notice to Seller of said objections). Notwithstanding anything to the contrary, Seller shall be obligated to remove any monetary encumbrances which encumber the Real Property other than liens for real property taxes or assessments which are not delinquent and other than monetary encumbrances, if any, to be recorded at the Close of Escrow and which are arranged by Buyer. All matters not objected to by Buyer or waived by Buyer pursuant hereto, and all financing arranged by Buyer, shall collectively be the "Approved Title Conditions."
                     -------------------------

     Notwithstanding anything to the contrary contained herein, if any new covenant, condition, restriction, reservation, easement or right of way affecting the use and occupancy of the Real Property (other than the aforementioned road easement shown on Exhibit M and the aforementioned separate
                                      ---------
legal parcel for the sewer treatment facility) (each, a "New Exception") becomes
                                                         -------------
of record after the Execution Date (other than an exception caused by Buyer or its members or ultimate members or consented to by Buyer or its members or ultimate members), (i) if such New Exception was caused directly or indirectly by or with the consent of Seller and without the consent of Buyer, then Seller shall cause such New Exception to be removed prior to the Close of Escrow;
(ii)if such New Exception was not caused directly or indirectly by either Buyer or Seller, then Seller may, but shall not be obligated to, remove such new title exception within five (5) calendar days after receipt of notice of such new title exception, and, if necessary, the Closing Date shall be extended for five
(5) calendar days to permit any such removal. In the event Seller elects not to remove such new title exception within such period, Buyer shall have the right, by written notice to the Seller and Escrow Holder within five (5) calendar days after receipt of written notice from Seller that Seller has elected not to remove such new title exception, to accept such new title exception or terminate this Agreement, in which case the Parties' rights shall be as set forth in
Section 4.7, below. If such New Exception was caused by or consented to by Buyer or its members or ultimate members, then either Buyer shall take title to the Real Property subject to such New Exception or the Close of Escrow shall be extended for up to thirty (30) days while Buyer tries to remove such New Exception and Buyer shall be obligated to close at the end of such thirty (30) days whether or not such New Exception is removed; provided, however, that the road easement referenced in Exhibit M shall not be removed or permit the
                            ---------
extension of the Close of Escrow.

         4.2  Inspections.  Subject to the limitations set forth in this Section
              -----------
4.2, Buyer shall, at Buyer's sole cost and expense, have the right to make, or cause to be made, such inspections (including, without limitation, surveys, studies, inspections and investigations) (collectively, "Inspections") of the
                                                         -----------
Real Property as shall be deemed necessary, desirable or appropriate by Buyer, subject to Buyer's execution and delivery of an Entry Permit substantially in the form of Exhibit N attached hereto, and subject to Seller and Buyer agreeing
            ---------
on a protocol for all such Inspections prior to conducting any Inspection. Subject to the terms and conditions of the aforementioned protocol, such Inspections may include drilling, ground penetration or any other invasive physical testing or sampling of the soils deemed necessary or desirable by Seller and Buyer. At Seller's option and expense, a representative of Seller may be present during all sampling and other physically invasive soils testing of the Real Property. At the option of any such representative of Seller, each sample taken by Buyer and/or its agents shall be split, with the split sample being sent to a laboratory of Seller's selection. Seller shall be entitled to receive the results of all testing performed by Buyer and/or its agents and shall also be entitled to receive copies of all draft reports and final reports prepared by or at the request of Buyer. Seller shall have the right to approve or disapprove in its sole discretion any proposed inspections or testing of groundwater which Buyer and/or its agents wants to perform on the Real Property and the Adjacent Property. If Seller disapproves any such testing, then Buyer shall have the right to terminate this Agreement within fourteen (14) calendar days after Seller notifies Buyer of such disapproval but in any event no later than the Contingency Date. Upon such termination of this Agreement by Buyer, the Parties' rights shall be as set forth in Section 4.7 hereof.

         4.3  Documents, Files and Records.  Seller shall make available to
              ----------------------------
Buyer for Buyer's review and copying at: (i) Seller's offices at 3633 Inland Empire Boulevard, Suite 850, Ontario, California 91764; (ii) that certain office maintained by Seller and which is commonly known as the Mill Site Office, and
(iii) the warehouse located in San Bernardino, California at which Seller maintains records, all of the following reports, documents and files relating to the Property which are in Seller's possession, can be reasonably retrieved by Seller and which are not otherwise subject to any attorney-client, attorney-work product privilege or other privilege:

              4.3.1  Permits.  The permits listed on Exhibit J.
                     -------                         ---------

              4.3.2  Reports.  Any and all structural, mechanical, physical,
                     -------
environmental or geological reports concerning the Real Property which have been prepared at Seller's request or are within Seller's possession or reasonable control.

              4.3.3  Case Documents.  Any and all records, files, documents,
                     --------------
correspondence and other information relating to the Case(s), the Consent Order, the Real Property or the use, development or condition thereof.

              4.3.4  Indemnification and Other Agreements.  Any and all
                     ------------------------------------
indemnification agreements or other agreements or contracts currently in effect or which will be in effect at any time after the Close of Escrow, entered into between or among Seller or its predecessors-in-interest and the owners, tenants and lenders for any other real property in the vicinity of the Real Property and/or the DTSC (collectively, the "Adjacent Property Indemnification and Other
                                   --------------------------------------------
Agreements"), each of which is set forth on Exhibit H hereto.
-----------                                 ---------

              4.3.5  Litigation Files.  Subject to the provisions of Section
                     ----------------
4.3.8 hereof, any and all pleadings, records, files, documents, correspondence and other information relating to the Ontario Litigation, the Mushegain Litigation and any other pending or threatened suits or proceedings related to the Real Property and/or the Tar Pits Property listed in Exhibit O attached
                                                         ---------
hereto.

              4.3.6  Operational Documents.  Any and all service and maintenance
                     ---------------------
agreements, tax bills, utility statements, leases, licenses and agreements relating to the Real Property.

              4.3.7  Other Documents.  In addition to the documents otherwise
                     ---------------
made available to Buyer pursuant to this Section 4.3, Buyer and its representatives shall have the right of access during reasonable business hours to all files, books and records and correspondence maintained by Seller and Seller's environmental consultants relating to the physical and environmental condition and the development, ownership, use, management, maintenance and operation of the Real Property and the Adjacent Property, other than files, books and records and correspondence which are subject to any attorney-client privilege, attorney-work product privilege or any other privilege or which relate to the Excluded Liabilities. Seller shall also make available to Buyer all documents, studies and final or near final financial analyses (and an explanation of the assumptions used in such analyses) relating to the approved uses of the Property.

              4.3.8  Summaries of Privileged Documents.  Seller shall provide to
                     ---------------------------------
Buyer summaries of all reports, documents, files, correspondence, etc. which are in the possession or reasonable control of Seller and can reasonably be retrieved by Seller (including those described in Section 4.6 hereof) but which are not made available to Buyer hereunder because they were deemed by Seller to be subject to any attorney-client privilege, attorney-work product privilege or any other privilege, which summaries shall be prepared in such a manner as not to waive any such privilege.

         4.4  Development Rights.  Commencing on the Execution Date, Buyer
              ------------------
shall, at Buyer's sole expense, have the right to determine whether the Real Property is suitable for Buyer's (or Buyer's prospective tenants' or purchasers') intended use. Without limiting the foregoing, Buyer shall have the right to review all applicable land use, subdivision, zoning, building and access regulations, covenants, conditions and restrictions, entitlements and development rights applicable to the Real Property, including, but not limited to (i) the CALTRANS Etiwanda interchange design, and (ii) the Kaiser Commerce Center Specific Plan and Truck Stop Conditional Use Permit adopted by the San Bernardino County Board of Supervisors. Buyer and its representatives shall have the right to independently contact governmental agencies to discuss Buyer's development plans for the Real Property; provided, however, that Buyer shall
                                         --------  -------
give Seller forty-eight (48) hours' written notice of any proposed meetings or any proposed telephone conferences. Seller shall have the right to be present at any such meetings or on any such telephone conferences.

         4.5  Remediation Requirements.  Commencing on the Execution Date, Buyer
              ------------------------
shall, at Buyer's sole expense, use diligent efforts to determine the remediation requirements applicable to the Real Property and the Adjacent Property. Without limiting the foregoing, Buyer shall review all Environmental Laws applicable to the Real Property and the Adjacent Property. Buyer and its consultants/representatives shall be permitted to independently contact governmental agencies to discuss Buyer's remediation plans for the Real Property. Buyer shall give Seller forty-eight (48) hours' written notice of any proposed meetings or any proposed telephone conferences and Seller shall have the right to be present at any such meetings or on any such telephone conferences.

         4.6  Adjacent Property.  Seller acknowledges that Buyer desires to
              -----------------
review any and all available reports, files, documents and other information regarding the environmental and physical condition of the Adjacent Property, in order for Buyer to fully evaluate the potential remediation methods that will or may be required to remediate the Real Property and the Tar Pits Property pursuant to Article 10 below and to assume Seller's obligations under the Adjacent Property Indemnification and Other Agreements pursuant to Section 10.3.3, below. In addition to making available to Buyer copies of all reports, files, documents and other information in Seller's possession or reasonable control and which Seller can reasonably retrieve regarding the Adjacent Property and which are not subject to the attorney-client privilege, attorney-work product privilege, or any other privilege (subject to the requirements of Section 4.3.8 hereof), Seller shall use commercially reasonable efforts to obtain any information reasonably requested by Buyer regarding the environmental or physical condition of the Adjacent Property. In addition, Seller agrees to use commercially reasonable efforts to obtain the permission of the owners of the Adjacent Property to any proposed inspections or investigations of such Adjacent Property by Buyer or its consultants, including any invasive drilling, sampling or other inspections deemed reasonably necessary by Buyer. Buyer acknowledges that Seller may be unable to obtain access for Buyer or its consultants to the Adjacent Property or to obtain permission for Buyer or its consultants to investigate the Adjacent Property.

         4.7  Termination by Buyer Prior to Contingency Date.  Buyer shall have
              ----------------------------------------------
the right, exercisable in Buyer's sole and absolute discretion at any time on or prior to the Contingency Date, to terminate this Agreement for any reason or no reason whatsoever. If Buyer shall, on or prior to the Contingency Date, deliver written notice of termination of this Agreement to Seller and Escrow Holder, then this Agreement shall terminate, Escrow shall be canceled, Seller and Buyer shall each pay one-half ( 1/2) of all Title Company and Escrow cancellation fees, Buyer shall be entitled to the return of all of the Deposit, and Buyer and Seller shall have no further obligations to each other hereunder, except as otherwise expressly set forth herein. In that event, Buyer shall return to Seller all documents delivered to Buyer at the request of Seller. Buyer's failure to deliver written notice of Buyer's election to terminate this Agreement in accordance with this Section 4.7 shall constitute a waiver of Buyer's right to disapprove any matters set forth in this Article 4, except as expressly provided in Section 4.1, above.

         4.8  Termination by Seller.  If Buyer disapproves any of (i) the
              ---------------------
Adjacent Property Indemnification and Other Agreements or (ii) the Permits or
(iii) any of the Other Assumed Obligations and Liabilities, then Seller shall have the right, within fourteen (14) days after Buyer gives notice of such disapproval, to terminate this Agreement, in which event the Parties' rights shall be as set forth in Section 4.7 hereof.

         4.9  Other Approvals.  Within fourteen (14) days after the Execution
              ---------------
Date, Buyer shall deliver to Seller copies of the IT Contract and bond and drafts of each of the Insurance Policies. The Parties shall work together in good faith to revise such documents as needed so they are acceptable to Seller. If such documents are not finalized by forty-five (45) days after delivery, then either Party may terminate this Agreement, in which event the Parties' rights shall be as set forth in Section 4.7 hereof.

         4.10 Approval of Financial Condition.  Within fourteen (14) days from
              -------------------------------
the Execution Date, Buyer shall provide to Seller the following information: (i) a Balance Sheet and Income Statement and schedule of off-book liabilities for LandBank; (ii) a Balance Sheet for Knowlton; (iii) publicly available financial information for ITG; (iv) the name of the bonding company for the bond referred to in Section 4.9 hereof; and (v) the name of the insurance company which will issue the Insurance Policies. Within fourteen (14) days after receipt of such information, Seller, in its sole and absolute discretion, shall approve or disapprove such information. If Seller disapproves such information, Buyer shall have fourteen (14) days within which to provide additional information or substitute companies for Seller's further consideration. If Seller has not approved all of such information by the end of such second fourteen (14) day period, then this Agreement shall be terminated in which event the Parties' rights shall be as set forth in Section 4.7 hereof. Buyer shall give Seller prompt notice of any material change in the information provided pursuant to this Section 4.10.

     5.  Escrow.  The last Party to give notice that the conditions to the
         ------
Execution Date for this Agreement have been met shall immediately deliver to Escrow Holder and the other Party a fully executed copy of this Agreement. The Parties shall execute such additional instructions as may be reasonably requested by Escrow Holder; provided, however, that any such additional
                            --------  -------
instructions shall not supersede this Agreement and in any event this Agreement shall control unless otherwise provided in a writing executed by both Parties hereto.

         5.1  Closing. The Closing shall be conducted through Escrow on the
              -------
Closing Date, unless otherwise agreed in writing by Buyer and Seller.

         5.2  Conditions Precedent to Buyer's Obligations. Buyer's obligations
              -------------------------------------------
to close Escrow shall be conditioned on the fulfillment of each of the following conditions on the date herein specified and in any event prior to the Closing Date. Upon the Close of Escrow, all conditions set forth herein shall be deemed to have been either satisfied or waived. Seller shall cause the conditions set forth in this Section 5.2 which are within its control to be satisfied and shall use commercially reasonable efforts to cause the conditions set forth in this
Section 5.2 which are not within its control to be satisfied.

              5.2.1 This Agreement has not been terminated pursuant to any provision hereof.

              5.2.2 Seller has deposited or caused to be deposited, into Escrow the Deed, duly executed and acknowledged by Seller, conveying the Real Property to Buyer subject only to (i) the Approved Title Conditions, (ii) real property taxes and assessments affecting the Real Property not delinquent as of the Closing Date, including, but not limited to, the lien of any supplemental taxes levied after the Close of Escrow, (iii) any New Exceptions approved by Buyer or caused by Buyer, and (iv) such other exceptions to title as Buyer may expressly and specifically approve in writing between the date hereof and the Closing Date.

              5.2.3 Title Company is committed to deliver to Buyer the Title Policy as of the Close of Escrow. Seller shall deliver to Title Company such instruments, documents, releases and instructions as Title Company may customarily require in order to issue the Title Policy.

              5.2.4  Except as disclosed in Exhibit U, Seller has terminated any
                                            ---------
leases or other contracts affecting the use or occupancy of any portion of the Real Property, pursuant to arrangements whereby the occupants are to be off the Real Property on or before January 1, 2000, except for that certain agreement with Heckett-Multiserve, for slag mining and processing, which shall have been revised by Seller and Heckett-Multiserve as provided in Exhibit Z hereto.
                                                        ---------

              5.2.5 There has been no material adverse change in the physical condition of the Real Property since the Contingency Date.

              5.2.6 Seller has delivered to Escrow Holder a Bill of Sale and the License Agreement, each duly executed by Seller.

              5.2.7 Seller has delivered to Escrow Holder a certificate of non-foreign status, duly executed by Seller.

              5.2.8  Seller has delivered to Escrow Holder an "Omnibus
                                                               -------
Assignment and Assumption Agreement" in the form of Exhibit P attached hereto,
-----------------------------------                 ---------
duly executed by Seller, pursuant to which (i) Seller assigns to Buyer all of Seller's Permits (to the extent such Permits can be assigned to Buyer) and Adjacent Property Indemnification and Other Agreements and the Other Assumed Liabilities and Obligations not disapproved by Buyer prior to the Contingency Date, (ii) Seller delegates to Buyer all of Seller's obligations under each such Permit and Adjacent Property Indemnification and Other Agreement and the Other Assumed Liabilities and Obligations, and (iii) Buyer assumes each delegated liability and obligation.

              5.2.9 Seller has delivered to Escrow Holder a certificate, duly executed by Seller, certifying that Seller is authorized to enter into this Agreement, consummate the transactions contemplated hereby, perform its obligations hereunder and execute and deliver any and all documents necessary or appropriate to accomplish the foregoing.

              5.2.10 Seller has delivered to Escrow Holder certified resolutions of the Boards of Directors of each Seller authorizing all of the transactions contemplated by this Agreement.

              5.2.11 Seller has delivered to Escrow Holder an incumbency certificate with respect to those officers of Seller executing any documents or instruments in connection with the transactions contemplated herein.

              5.2.12 The conveyance of the Real Property shall not violate the California Subdivision Map Act.

              5.2.13 Seller's representations and warranties set forth in
Article 7 of this Agreement are true and correct in all material respects: (i) as of the time made, (ii) on the Closing Date, and (iii) as of the Close of Escrow, as if made on each of the dates thereof, and Seller has duly performed each and every undertaking and agreement to be performed by it pursuant to the terms of this Agreement as of the Close of Escrow; provided, however, that if
                                                   --------  -------
there has been a change in circumstances so that a representation or warranty is no longer correct, then Seller may, at its election, provide an indemnification in form and substance acceptable to Buyer against such changed circumstance, in which case this condition of Closing shall be deemed satisfied. Provided, further, that in the event that an event occurs which would cause Seller's representations and warranties set forth in Sections 7.2 or 7.11 to be untrue, and such event does not involve a lawsuit against Seller which Seller could have reasonably avoided such as by taking a reasonable action or making a payment, and Seller has no control over such event, then Buyer shall have the right to terminate this Agreement within fourteen (14) days after learning the specifics of such event, in which case Seller shall cause the Deposit to be refunded to Buyer and Seller shall reimburse Buyer for all of its out-of-pocket expenses incurred to the date of termination in connection with the within transaction, but Seller shall not be deemed to be in breach of this Agreement.

              5.2.14 Seller shall have terminated any rights of first refusal of The California Speedway Corporation at a discounted price and/or rights to approve or disapprove sales of the sewer treatment facility or reached such other agreement with respect to the sewer treatment facility as may be acceptable to Buyer, or the sewer treatment facility shall have been deleted from the Real Property in accordance with the terms hereof.

         5.3  Conditions Precedent to Seller's Obligations.  Seller's
              --------------------------------------------
obligations to close Escrow shall be conditioned on the fulfillment of each of the following conditions on the date herein specified and in any event prior to the Closing Date. Buyer shall cause the conditions set forth in this Section 5.3 which are within its control to be satisfied, and shall use commercially reasonable efforts to cause the conditions set forth in this Section 5.3 which are not within Buyer's control to be satisfied.

              5.3.1 This Agreement has not been terminated pursuant to any provision hereof.

              5.3.2 Buyer has deposited into Escrow the Purchase Price in Cash Equivalent, together with such additional sums as may be required to pay Buyer's share of Escrow and closing costs and expenses as adjusted by the net prorations and credits hereunder for disbursement as provided herein.

              5.3.3 Buyer has delivered to Escrow Holder original counterparts of the Bill of Sale, the License, the Omnibus Assignment and Assumption Agreement, the Deed of Trust (as hereinafter defined) and the Deed, duly executed by Buyer and acknowledged, where appropriate.

              5.3.4 Buyer has delivered to Escrow Holder the binders for the Insurance Policies, to be effective as of the Close of Escrow.

              5.3.5 Buyer has delivered to Escrow Holder: (a) a duplicate original of the IT Contract in the form of Exhibit Q attached hereto, duly
                                           ---------
executed by ITG and Buyer; and (b) a performance and completion bond for the work to be performed by ITG on which Seller is a named obligee with Buyer to have the primary right to enforce the bond and Seller to have enforcement rights if (i) Buyer fails to exercise its enforcement rights at least fifteen (15) days prior to the expiration of the bond, or (ii) within sixty (60) days after Seller has given notice to Buyer to exercise its rights under the bond if Buyer has failed to exercise such rights within such sixty (60) days, or (iii) if Buyer is in Default (as hereinafter defined).

              5.3.6 Buyer has delivered to Escrow Holder a certificate certifying that Buyer is authorized to enter into this Agreement, consummate the transactions contemplated hereby, perform its obligations hereunder and execute and deliver any and all documents necessary or appropriate to accomplish the foregoing.

              5.3.7 Buyer has delivered to Escrow Holder certified resolutions of the Members of Buyer authorizing all of the transactions contemplated by this Agreement.

              5.3.8 Buyer has delivered to Escrow Holder an incumbency certificate with respect to those officers of Buyer executing any documents or instruments in connection with the transactions contemplated herein.

              5.3.9 Buyer's representations and warranties in this Agreement are true and correct in all material respects: (i) as of the time made, (ii) on the Closing Date, and (iii) as of the Close of Escrow, as if made on each of the dates thereof, and Buyer has duly performed each and every undertaking and agreement to be performed by it as of the Closing Date hereunder, and there has been no material change in the financial condition of any of the parties approved in Section 4.10 hereof.

         5.4  Actions by Escrow Holder.  When Escrow Holder has received all
              ------------------------
documents and funds identified in this Article 5 and has received written notification from Buyer and Seller that all conditions to closing to be satisfied outside of Escrow have been satisfied or waived, then, and only then, Escrow Holder shall promptly and concurrently:

              5.4.1 Disburse all funds deposited with Escrow Holder by Buyer and Seller as follows:

                     5.4.1.1 Deduct all items chargeable to the account of Seller pursuant hereto;

                     5.4.1.2 Disburse the balance of the Purchase Price to Seller promptly upon the Close of Escrow;

                     5.4.1.3 Disburse the premiums for the Insurance Policies to the applicable insurance companies;

                     5.4.1.4 Disburse the premium for the Title Policy to Title Company; and

                     5.4.1.5 Disburse such other closing costs as may be required.

              5.4.2 Cause the following documents to be recorded in the following order: (i) the Deed; (ii) the Deed of Trust; then (iii) any other documents which the parties hereto may mutually direct in writing to be recorded in the Official Records; obtain conformed copies of all recorded documents for distribution to the Parties; and cause applicable documentary or realty transfer taxes to be paid on the Property.

              5.4.3  Direct the Title Company to issue the Title Policy to
Buyer.

              5.4.4 Deliver to each Party fully executed originals of any documents (or copies thereof) deposited into Escrow by the other Party pursuant hereto, and deliver the duplicate IT Contract, the original performance and completion bond, and the original binders for the Insurance Policies to Seller.

         5.5  Payment of Closing Costs. Seller shall pay the cost of the Survey
              ------------------------
and the premium for a standard CLTA owner's policy of title insurance, one-half (1/2) of all Escrow and recording and filing fees incurred in connection with the documents to be delivered or recorded hereunder, and all applicable documentary and realty transfer taxes. Buyer shall pay the costs of the Title Policy and any endorsement thereto not paid for by Seller pursuant to the foregoing sentence and one-half (1/2) of all Escrow and recording and filing fees incurred in connection with the documents to be delivered or recorded hereunder. Each Party shall pay its own attorneys' fees and costs. Seller and Buyer shall each pay one-half (1/2) of any other closing expenses not expressly set forth above as allocated to one Party.

         5.6  Prorations.  Subject to the other provisions of this Section 5.6,
              ----------
rents, property taxes, utility charges and service agreements for the Real Property shall be prorated as of 11:59 p.m. on the day immediately preceding the Close of Escrow. Not less than five (5) business days prior to the Closing Date, Escrow Holder shall submit to Buyer and Seller for their approval a tentative prorations schedule showing the categories and amounts of all prorations proposed. Prior to the Closing Date, the parties shall approve a final prorations schedule which shall be prepared by Escrow Holder prior to the Closing Date and upon approval, the parties shall deliver the same to Escrow Holder. If, within six (6) months following the Close of Escrow, either Party discovers that the prorations statement is not accurate for any reason, it shall notify the other Party of such inaccuracy and the Parties shall promptly make any adjustment required. Neither Party shall be obligated to adjust any prorations after such six (6) month period.

              5.6.1  Property Taxes.  All real and personal property and ad
                     --------------
valorem taxes, if any, whether payable in installments or not, including but not limited to, all supplemental taxes attributable to the period prior to the Close of Escrow for the tax year in which the Close of Escrow occurs, shall be prorated to the Close of Escrow, based on the latest available tax rate and assessed valuation. If the amount of any installment of real property taxes is not known as of the Close of Escrow, then a proration shall be made by the Parties based on a reasonable estimate of the real property taxes applicable to the Real Property and the Parties shall adjust the proration when the actual amount becomes known upon the written request of either Party made to the other. All bonds or special assessments against the Real Property which relate to Mello-Roos or other improvement districts shall be paid by Seller. All other assessments shall be prorated as of the Close of Escrow.

              5.6.2  Utility Charges.  All utility charges shall be prorated as
                     ---------------
of the Close of Escrow and Seller shall obtain a final billing therefor. All utility security deposits, if any, shall be retained by Seller.

              5.6.3  Service Contracts.  All amounts payable under service
                     -----------------
contracts which will continue in effect following the Close of Escrow shall be prorated as of the Close of Escrow.

         5.7  Possession.  Seller shall deliver exclusive possession of the
              ----------
Property to Buyer, free and clear of any tenants or other occupants other than those identified in Section 5.2.4, as of 6:00 p.m. on the date of the Close of Escrow. Notwithstanding this provision, Seller shall, upon written request, be permitted access to, and the right to copy, during normal business hours, the books and records transferred to Buyer as part of the Property. In the event that Buyer desires to destroy such books and records, it shall give Seller fourteen (14) days' notice thereof and Seller, at its sole expense, shall have the right to retrieve or copy such books and records.

     6.  Remedies on Default.
         -------------------

         6.1  Default by Seller.  IN THE EVENT THAT CLOSE OF ESCROW SHALL FAIL
              -----------------
TO OCCUR BY REASON OF A DEFAULT BY SELLER, BUYER SHALL BE ENTITLED TO ELECT ONE OF THE FOLLOWING REMEDIES: (i) TO IMMEDIATELY TERMINATE THIS AGREEMENT UPON SUCH DEFAULT AND TO OBTAIN THE PROMPT RETURN OF THE DEPOSIT, AND ALL INTEREST EARNED THEREON, AND TO BE PAID BY SELLER THE SUM OF ONE MILLION DOLLARS ($1,000,000) AS LIQUIDATED DAMAGES (THE PARTIES ACKNOWLEDGING THAT IT WOULD BE IMPRACTICAL OR EXTREMELY DIFFICULT TO FIX ACTUAL DAMAGES); OR (ii) TO OBTAIN EQUITABLE RELIEF, INCLUDING THE RIGHT TO SEEK SPECIFIC PERFORMANCE OF THIS AGREEMENT.

         BUYER AND SELLER ACKNOWLEDGE THAT THEY HAVE READ AND UNDERSTOOD THE PROVISION OF THIS SECTION 6.1 AND BY THEIR INITIALS BELOW AGREE TO BE BOUND BY ITS TERMS.

         /s/ SLM                                /s/ RES
         -------------                          -------------
         Buyer's Initials                       Seller's Initials

         6.2  Default by Buyer. IN THE EVENT THAT BUYER FAILS IN THE PERFORMANCE
              ----------------
OF ANY OF ITS OBLIGATIONS HEREUNDER FOLLOWING THE CONTINGENCY DATE BUT PRIOR TO THE CLOSE OF ESCROW, OR IN THE EVENT THAT THE CLOSE OF ESCROW SHALL FAIL TO OCCUR BY REASON OF A DEFAULT IN BUYER'S OBLIGATIONS HEREUNDER, THE PARTIES AGREE THAT IT WOULD BE IMPRACTICAL OR EXTREMELY DIFFICULT TO FIX, PRIOR TO SIGNING THIS AGREEMENT, THE ACTUAL DAMAGES WHICH WOULD BE SUFFERED BY SELLER IF BUYER FAILS TO PERFORM ITS OBLIGATIONS UNDER THIS AGREEMENT. THEREFORE, IN THE EVENT THAT THE CLOSE OF ESCROW SHALL FAIL TO OCCUR BY REASON OF A DEFAULT IN BUYER'S OBLIGATIONS HEREUNDER, SELLER SHALL BE ENTITLED, AS ITS SOLE AND EXCLUSIVE REMEDY FOR SUCH DEFAULT, TO IMMEDIATELY TERMINATE THIS AGREEMENT UPON SUCH DEFAULT, IN WHICH CASE THE AGGREGATE SUM OF THREE HUNDRED FIFTY THOUSAND DOLLARS ($350,000) SHALL BE DELIVERED TO SELLER (THE DEPOSIT TO BE PROMPTLY DELIVERED BY ESCROW HOLDER AND THE BALANCE TO BE DELIVERED WITHIN THREE (3) BUSINESS DAYS BY BUYER) AS LIQUIDATED DAMAGES AND BUYER SHALL NOT BE ENTITLED TO RECOVER ANY OF ITS DUE DILIGENCE EXPENSES PURSUANT TO ARTICLE 4 ABOVE. THE PARTIES ACKNOWLEDGE THAT THE PAYMENT OF SUCH LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF CALIFORNIA CIVIL CODE SECTION 3275 OR 3369, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER PURSUANT TO CALIFORNIA CIVIL CODE SECTIONS 1671, 1676, AND 1677. THE PARTIES HAVE SET FORTH THEIR INITIALS BELOW TO INDICATE THEIR AGREEMENT WITH THE LIQUIDATED DAMAGES PROVISION CONTAINED IN THIS SECTION. SELLER WAIVES ALL OTHER REMEDIES AGAINST BUYER FOR BUYER'S FAILURE TO CLOSE ESCROW, INCLUDING ANY RIGHT TO SPECIFIC PERFORMANCE UNDER CALIFORNIA CIVIL CODE SECTION 1680 OR ANY OTHER APPLICABLE LAW. IN THE EVENT THAT THE ADDITIONAL AMOUNT OWED BY BUYER PURSUANT TO THIS SECTION 6.2 IS NOT

PAID WHEN DUE, IT SHALL THEREAFTER ACCRUE INTEREST AT THE RATE OF TEN PERCENT (10%) PER ANNUM UNTIL PAID IN FULL AND SELLER SHALL HAVE THE RIGHT TO COLLECT FROM BUYER REASONABLE COLLECTION COSTS INCLUDING REASONABLE ATTORNEYS' FEES AND COSTS.

         BUYER AND SELLER ACKNOWLEDGE THAT THEY HAVE READ AND UNDERSTOOD THE PROVISIONS OF THIS SECTION 6.2 AND BY THEIR INITIALS BELOW AGREE TO BE BOUND BY ITS TERMS.



         /s/ SLM                              /s/ RES
         --------------                       ----------------
         Buyer's Initials                     Seller's Initials

     7.  Seller's Representations and Warranties. Seller hereby makes the
         ---------------------------------------
following representations and warranties to Buyer:

         7.1  Due Authorization, Etc.  Each Seller is a duly organized and
              ----------------------
validly existing corporation under the laws of the State of Delaware, is in good standing therein, with full power and authority to carry on its business as currently conducted and where conducted. This Agreement and all agreements, instruments and documents herein provided to be executed or to be caused to be executed by Seller on or before the Close of Escrow will be duly authorized, executed and delivered by and binding upon Seller enforceable in accordance with its terms; and Seller will have authority to enter into this Agreement and consummate the transactions herein provided. Seller is authorized to do business in the State of California.

         7.2  Actions, Suits and Proceedings. Other than as set forth on
              ------------------------------
Exhibit R attached hereto, Seller has not (i) received notice of any outstanding
---------
violation of or been charged with the violation of any material legal requirement, restriction, condition, covenant or agreement affecting the Real Property or the marketing, construction, development, use, operation, maintenance or management of the Real Property which has not been cured, and
(ii) been served in any unresolved litigation relating to the Real Property or the marketing, construction, development, use, operation, maintenance or management of the Real Property. Other than as set forth in Exhibit R, Seller
                                                            ---------
has no actual knowledge of any actions, suits, claims or proceedings, governmental or otherwise, pending or threatened against the Real Property or any portion thereof

         7.3  No Impediments to Performance. Other than as set forth on
              -----------------------------
Exhibit S attached hereto, Seller is not a party to any material certificate,
---------
instrument, contract, deed of trust, mortgage, indenture, agreement, covenant or other restriction, and there is no provision in Seller's charter, bylaws or partnership agreement, or any judgment, order, writ, injunction, or decree of any court, governmental body or arbitrator, which would prohibit or otherwise be breached or violated by the entering into, execution, delivery or performance by Seller of this Agreement or the consummation of the transactions contemplated hereby.

         7.4  No Brokers.  Other than as set forth on Exhibit T hereto, there
              ----------                              ---------
are no claims for brokerage commissions, finder's fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Seller. Other than as set forth on Exhibit T hereto, as of the
                                                   ---------
Execution Date, Seller covenants, represents and warrants that it has not entered into any listing agreement(s) or other brokerage agreements with any real estate broker or salesperson with respect to the Real Property and it shall not do so without Buyer's prior written consent, which may be withheld in Buyer's sole and absolute discretion.

         7.5  Disclosures.  Buyer and Seller acknowledge that Seller is required
              -----------
to disclose if the Real Property lies within the following natural hazard areas or zones: (i) a special flood hazard area designated by the Federal Emergency Management Agency (California Civil Code Section 1102.17); (ii) an area of potential flooding (California Government Code Section 8589.4); (iii) a very high fire hazard severity zone (California Government Code Section 51183.5);
(iv) a wild land area that may contain substantial forest fire risks and hazards (Public Resources Code Section 4136); (v) an earthquake fault zone (Public Resources Code Section 2621.9); or (vi) a seismic hazard zone (Public Resources Code Section 2694). Buyer and Seller acknowledge that Seller has employed the services of Vista Environmental (which, in such capacity is herein called "Natural Hazard Expert") to examine the maps and other information specifically
----------------------
made available to the public by government agencies for the purpose of enabling Seller to fulfill its disclosure obligations with respect to the natural hazards referred to in California Civil Code Section 1102.6c(a) and to report the result of its examination to Buyer and Seller in writing. The written report prepared by the Natural Hazard Expert regarding the results of its examination fully and completely discharges Seller from its disclosure obligations referred to herein, and, for the purpose of this Agreement, the provisions of Civil Code Section 1102.4 regarding the non-liability of each of Seller for errors or omissions not within its personal knowledge shall be deemed to apply and the Natural Hazard Expert shall be deemed to be an expert, dealing with matters within the scope of its expertise with respect to the examination and written report regarding the natural hazards referred to above. Seller shall not have any responsibility for matters not actually known to Seller. In addition, Seller has disclosed, to the extent it has actual knowledge, all material issues regarding the Real Property and the environmental condition of the Adjacent Property, including those involving environmental conditions and asserted environmental claims, and those contained in privileged documents. Buyer acknowledges that certain pre-October 4, 1988 documents are contained in boxes which are not well-indexed and which Buyer will have to review at its expense.

         7.6  Contracts.  Other than as set forth on Exhibit U attached hereto,
              ---------                              ---------
there are no service, maintenance, employment, supply, management or other agreements affecting the Property, either oral or written, which will remain in effect after the Close of Escrow. Notwithstanding the foregoing, it shall not be a default hereunder if Seller has in good faith failed to disclose one or more of such agreements so long as no one such agreement has a post Close of Escrow obligation of more than Five Thousand Dollars ($5,000) and all of such foregoing agreements in the aggregate do not have a post Close of Escrow obligation of more than Twenty-Five Thousand Dollars ($25,000).

         7.7  Leases.  Other than as set forth on Exhibit V attached hereto, to
              ------                              ---------
Seller's actual knowledge, there are no leases, licenses or other agreements permitting the use or occupancy of the Real Property, which will remain in effect after the Close of Escrow. Other than as set forth on Exhibit V attached
                                                              ---------
hereto, to Seller's actual knowledge there are no persons entitled to use or occupy the Real Property or any portion thereof by reason of any easements by prescription or necessity.

         7.8  Bankruptcy.  Subject to the last sentence in this Section 7.8,
              ----------
Seller has not: (a) made a general assignment for the benefit of creditors; (b) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by its creditors; (c) suffered the appointment of a receiver to take possession of all or substantially all of its assets; or (d) suffered the attachment or judicial seizure of all, or substantially all, of its assets. Buyer acknowledges that, in 1987, Seller (which was then known as Kaiser Steel Corporation) filed a voluntary Petition for Reorganization under Chapter 11 of the United Bankruptcy Code and the Order of the United States Bankruptcy Court approving Seller's Plan of Reorganization was entered on the docket on October 4, 1988.

         7.9  No Other Agreements to Convey. Except as set forth on Exhibit W
              -----------------------------                         ---------
hereof, Seller has not granted any person any right to acquire all or any portion of the Property, including, without limitation, any development, mineral or air rights relating to the Property.

         7.10 Tax Bills.  The copies of the real property tax bills listed on
              ---------
Exhibit X attached hereto, are true, accurate and complete copies of all tax
---------
bills received by Seller within the past three (3) years for the Real Property.

         7.11 No Actions.  Except as disclosed in Exhibit R attached hereto,
              ----------                          ---------
Seller has no actual knowledge of: (a) any condemnation, pending or threatened, of the Real Property or any portion thereof, including any right of access to the Real Property; (b) any government plans for public improvements that might result in a special assessment against the Real Property; (c) any underground or above-ground storage tanks on the Real Property not previously disclosed to Buyer in writing or referenced in the records previously made available to Buyer; or (d) any pending or threatened change in the zoning of the Real Property.

         7.12 No Approvals Needed.  Except for approval by the respective Boards
              -------------------
of Directors of each of Seller and Buyer and the approval of The California Speedway Corporation with respect to the sewer treatment facility, the sale of the Real Property and the performance of Seller's obligations hereunder are not subject to any requirement to obtain any approval of any governmental agency or third party.

         7.13 Documents, Files and Records.  The files, records and other
              ----------------------------
documents delivered or made available to Buyer pursuant to Section 4.3 above are, to Seller's actual knowledge, complete and accurate in all material respects as of the date prepared and have not been modified or amended by any confidential or proprietary document or information which was not provided or made available by Seller.

         7.14 Truck Stop Approvals.  The approximately 75.6 acre portion of the
              --------------------
Real Property referred to by Seller as the "Truck Stop Sales and Service" parcel has been entitled by San Bernardino County pursuant to a CUP issued by San Bernardino County permitting use as a 1,300 stall truck stop.

         7.15 CALTRANS Approval.  All documents necessary for consideration of
              -----------------
the Etiwanda interchange project on I-10 have been submitted to CALTRANS and other applicable agencies, and the preliminary design of the interchange improvements will be approved by CALTRANS prior to the Contingency Date.

     8.  Buyer's Representations and Warranties.
         --------------------------------------

         8.1  Due Authorization, Etc.  Buyer is a duly organized and validly
              ----------------------
existing limited liability company under the laws of the State of Delaware, in good standing therein, and has full power and authority to carry on its business as currently conducted and where conducted. Buyer is authorized to do business in the State of California. This Agreement and all agreements, instruments and documents herein provided to be executed by Buyer on or before the Close of Escrow will be duly authorized, executed and delivered by and binding upon Buyer enforceable in accordance with its terms; and Buyer will have authority to enter into this Agreement and consummate the transactions herein provided.

         8.2  No Impediments To Performance.  Buyer is not a party to any
              -----------------------------
material certificate, instrument, contract, deed of trust, mortgage, indenture, agreement, covenant or other restriction, and there is no provision in Buyer's formation documents or regulations, or any judgment, order, writ, injunction, or decree of any court, governmental body or arbitrator, which would prohibit or otherwise be breached or violated by the entering into, execution, delivery or performance by Buyer of this Agreement or the consummation of the transactions contemplated hereby.

         8.3  Broker.  There are no claims for brokerage commissions, finder's
              ------
fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Buyer, including, without limitation, any arrangement or agreement between Buyer and Jeffrey Tamkin, Tamkin Investments Inc. or any entity owned or related to either of them.

         8.4  Bankruptcy.  Buyer has not:  (a) made a general assignment for the
              ----------
benefit of creditors; (b) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by its creditors; (c) suffered the appointment of a receiver to take possession of all or substantially all of its assets; or (d) suffered the attachment or judicial seizure of all, or substantially all, of its assets.

         8.5  Financial Abilities of Buyer.  Buyer has evaluated and is familiar
              ----------------------------
with the potential magnitude of remediation of Hazardous Substances contamination at, under, above, adjacent and/or emanating to or from the Real Property and the Tar Pits Property and has access to the financial resources necessary to purchase the Property pursuant to this Agreement and to carry out such remediation of Hazardous Substances according to all applicable Laws and to timely perform all other obligations assumed by Buyer under this Agreement.

         8.6  Health & Safety Code.  Buyer acknowledges that Seller's
              --------------------
disclosures hereunder satisfy Seller's disclosure obligations under Section 25359.7 of the California Health & Safety Code.

     9.  Survival of Warranties; Notice.  The representations, warranties and
         ------------------------------
covenants made by Seller and Buyer in Articles 7 and 8 of this Agreement shall survive the Close of Escrow and the recordation of the Deed for a period of thirty-six (36) months, and any action for a breach of any representation, warranty or covenant must be filed and served within thirty-nine (39) months from the date of recordation of the Deed. If either Party learns that a representation or warranty made by the other Party is not true or correct in any material respect, it shall give prompt notice thereof to the other Party and such other party shall have a reasonable opportunity to cure; provided, however, that either the giving of such notice or the failure to
      --------  -------
do so shall not excuse the Party which made the untrue or incorrect representation or warranty. If Buyer learns prior to the Close of Escrow that any representation, warranty or covenant of Seller is incorrect, in any material respect and does not give notice of such fact to Seller in accordance with this
Article 9, then Buyer shall be deemed to have waived any and all claims or remedies for such breach or inaccuracy.

     10. Environmental Covenants; Insurance.  This Article 10 shall survive the
         ----------------------------------
Close of Escrow and the recordation of the Deed.

         10.1  Property Condition.  Buyer acknowledges that: (a) the Real
               ------------------
Property and the Adjacent Property were formerly used for Steel Mill Operations and, subsequent to active Steel Mill Operations, by a number of tenants and other occupants; and (b) Hazardous Substances were placed, may have spilled, leaked, seeped or entered onto or under the ground, air, water or groundwater and Hazardous Substances may still be present at, under, above or adjacent to and/or emanating to or from the Real Property and/or other real property in the vicinity of the Real Property (including, without limitation, the Adjacent Property). Buyer acknowledges that, following the Close of Escrow, Buyer shall have the obligation to investigate, remove, remediate, monitor and clean up such Hazardous Substances as provided more specifically in this Article 10. Seller may have the right to cause Apollo Wood Recycling ("Apollo") to remove,
                                                    ------
remediate and clean up certain Hazardous Substances located on a portion of the Real Property. If Seller elects to pursue Apollo, Seller agrees to use reasonable efforts to cause Apollo to perform such activities. If Seller does not elect to pursue Apollo, Seller shall assign to Buyer the right to pursue Apollo. Any recovery from Apollo shall incur to the benefit of Buyer (provided, however, that Seller shall first recover its reasonable attorneys' fees and costs incurred in connection with such recovery). If such testing occurs prior to the Close of Escrow, Seller and Buyer shall each pay one-half (1/2) of the costs of any testing required to pursue Apollo. Nothing herein shall be deemed to excuse Apollo from any obligations it may have with respect to the Real Property.

         10.2 Pre-Closing Activities.
              ----------------------

              10.2.1 Agency Specific Approval/Agreement.  Seller and Buyer shall
                     ----------------------------------
use commercially reasonable efforts (which shall continue, if necessary, after the Close of Escrow) to induce the DTSC to join Buyer as a party to the Consent Order, and, if possible, to release Seller from the Consent Order. Buyer shall post its own financial assurances with the DTSC and shall join with Seller in requesting that DTSC substitute Buyer's financial assurances for those given to DTSC by Seller.

              10.2.2 Remediation Activities.  Following the Execution Date and
                     ----------------------
prior to the Close of Escrow, Seller shall continue to operate any soil and/or groundwater treatment systems operating at the Real Property and the Adjacent Property, if applicable. Prior to the Close of Escrow, Seller shall remove from the Real Property, transport and dispose of or otherwise lawfully manage all Hazardous Substances stored in containers on the Real Property. Seller shall also continue to perform such remediation at the Real Property as may be required by applicable Agencies.

              10.2.3 Meetings with Governmental Agencies.  Following the
                     -----------------------------------
Execution Date and prior to the Close of Escrow, Buyer shall have the right to contact Agencies regarding Buyer's proposed cleanup activities and development plans for the Real Property. Buyer shall provide Seller with forty-eight (48) hours' written notice prior to any proposed meeting or proposed telephone conference with such Agencies. However, at Buyer's request, Seller shall arrange all such meetings or telephone conferences as Buyer shall reasonably require for such purpose. Seller shall have the right to be present at any such meetings or on any such telephone conferences.

              10.2.4 Correspondence with Governmental Agencies. From and after
                     -----------------------------------------
the Execution Date and so long as this Agreement remains in effect, and so long as there is no Default as defined in Section 10.9 hereof, Seller and its affiliates and subsidiaries and each of their employees, agents and representatives (collectively, the "Seller Parties") shall refrain from any
                                    --------------
communications or discussions with any Agency or any third party, and from taking any other action, which could result in any Agency requesting or requiring Buyer or the owner of the Real Property or the Adjacent Property to take, perform or cease any activity on or with respect to the Real Property or the Adjacent Property, except for any activities which may be ongoing or required as of the Execution Date (including, but not limited to, reasonable activities associated with draft remediation action plans on file with the Agencies as of the Execution Date), which activities shall be terminated as of the Close of Escrow. The Seller Parties shall deliver a copy of any and all notices and correspondence received from any Agency to Buyer within two (2) business days after receipt thereof. Seller acknowledges that, as an inducement to providing the indemnities in Section 10.3.3, below, Buyer is relying on Seller's covenant and agreement to permit Buyer to complete all aspects of the Corrective Action, including any communications with applicable Agencies.

         10.3 Post-Closing Activities.
              -----------------------

              10.3.1 Environmental Liabilities and Obligations.  Upon the Close
                     -----------------------------------------
of Escrow, Buyer shall assume and indemnify and defend Seller and its past, current and future officers, directors, employees and affiliates ("Seller
                                                                   ------
Parties") as provided in Section 10.3.4 from all Environmental Liabilities and
-------
Obligations as set forth herein. As used herein, the term "Environmental
                                                           -------------
Liabilities and Obligations" shall mean any known or unknown liability,
---------------------------
obligation (including, without limitation, any obligation to investigate, monitor, test, report to an Agency, remediate or clean up or any obligation under a permit, order or agreement), claim, action, proceeding, expense, cost (including, without limitation, any expense and cost incurred or associated with the investigation, handling, containment, characterization, disposal, treatment, stabilization and/or neutralization of Hazardous Substances, as well as the cost and expense of site management, preparing and finalizing remedial action plans and scopes of work, worker safety costs, security costs, attorneys fees and costs, consulting fees and costs, engineering fees and costs, contractor fees and costs, laboratory costs, financial assurance costs, and licensing, permitting and other similar costs and expenses), fee, tax, assessment, fine, or penalty, agency oversight damage, loss, financial assurance, whether incurred by a Party or claimed by any third party (including, without limitation, any Agency), arising out of or relating to any actual, alleged or threatened placement, presence, existence, discharge, release, emission, spill or past, present or future migration of Hazardous Substances at, under, above and/or emanating from the Real Property and/or the Tar Pits Property or any such placement, discharge, release, emission, spill or migration from a source other than the Real Property onto the Real Property and/or the Tar Pits Property, of any Hazardous Substances, except for the
                                                           ------ ---
Excluded Liabilities (as hereinafter defined). In addition, without limiting the foregoing, the Environmental Liabilities and Obligations shall also expressly include the assumption of Seller's obligations pursuant to the Consent Order and applicable Laws and the Adjacent Property Indemnifications and Other Agreements except to the extent disapproved by Buyer prior to the Contingency Date.

              10.3.2 As used herein, the term "Excluded Liabilities" shall
                                               --------------------
mean: (a) any such liabilities and obligations arising from or related to environmental conditions at the Real Property or the Adjacent Property (during the time it was owned by Seller) which were intentionally concealed from Buyer by Seller and of which Buyer had no knowledge prior to the Close of Escrow; (b) any liabilities and obligations for remediation of Hazardous Substances which were removed from the Real Property or the Adjacent Property and were disposed of off-site, including, without limitation, at landfills or other recycling or disposal facilities, prior to the Close of Escrow; (c) fines or penalties assessed against Seller for acts and omissions occurring prior to the Close of Escrow (provided, however, that Buyer does not act so as to induce the
        --------  -------
imposition of such fines and penalties unless Buyer's acts were compelled by law and except to the extent such fines or penalties may be covered by the Insurance Policies); (d) damages and liabilities caused by Seller's breach of this Agreement; (e) liabilities for personal injury, including death and disability, occurring prior to the Close of Escrow caused to employees, contractors, invitees or guests or any other persons at or from the Real Property or the Adjacent Property, other than those for which the Buyer is responsible under the Entry Permit, to the extent that such liabilities arise as a result of a failure of any contractor of Seller to maintain the insurance which such contractor was obligated to maintain pursuant to such contractor contract with Seller or to the extent that such liabilities are alleged by an employee or former employee of Seller; (f) any liabilities or obligations arising solely from the SAWPA Plume, the Ontario Litigation or the Mushegain Litigation, as those matters are described more fully in Exhibit L attached
                                                         ---------
hereto; and (g) any contractual liabilities of Seller other than those specifically assumed by Buyer in this Agreement. Seller and Buyer shall, if commercially reasonable, seek to obtain insurance policies which cover some or all of the Excluded Liabilities.

              10.3.3 Remediation of Property.  Buyer shall assume, undertake,
                     -----------------------
satisfy, discharge and timely perform all Environmental Liabilities and Obligations whether existing or first occurring before, on or after the Close of Escrow and whether or not known or unknown as of the Close of Escrow. Without limiting the generality of the foregoing, the following rights, covenants and obligations shall govern the Parties following the Close of Escrow:

                     10.3.3.1 Corrective Action.  Buyer shall, at its sole risk
                              -----------------
and expense (subject to the provisions of Section 10.7 hereof), timely perform all Corrective Action (as hereinafter defined) for all Hazardous Substances present on, under or at or emanating from the Real Property and/or on, under or at or emanating from the Tar Pits Property (including ongoing continuing operations and maintenance obligations) or at any location to which the Hazardous Substances may have migrated from the Real Property and/or the Tar Pits Property.

As used herein, "Corrective Action" means investigation, stabilization,
                 -----------------
response, monitoring, operations, maintenance, active remediation, passive remediation and risk assessment or any combination thereof in such a manner as to achieve the remediation standards required by the rules, regulations, policies, agreements or orders as they may change from time to time (collectively, "Requirements") of applicable Agencies or applicable Laws.
                ------------
Corrective Action shall be deemed completed when an Agency issues an NFA Letter with respect to the Real Property and/or Tar Pits Property or otherwise determines that an NFA Letter is not required for the Real Property or the Tar Pits Property. Corrective Action shall expressly exclude any Corrective Action related to or arising from the Excluded Liabilities. Buyer's obligations under this Section 10.3.3.1 shall be limited to the performance of any Corrective Action necessary to meet the requirements of the Agency having jurisdiction over the Corrective Action or by applicable Laws; provided, however, that Seller shall reimburse Buyer for the cost and expense of remediating the Tar Pits Property as provided in Section 10.7 hereof.

                           10.3.3.2  Seller's Non-Participation.  Following
                                     --------------------------
the Close of Escrow, Seller shall have no right to participate in the remediation of the Real Property by Buyer except (i) with respect to the Tar Pits Property if no capping remedial action plan is permitted; or (ii) upon Buyer's Default (as hereinafter defined); or (iii) in connection with Seller's enforcement of the performance bond or the IT Contract. Buyer shall keep Seller reasonably informed of the progress of each Corrective Action being performed or planned at the Real Property, the Tar Pits Property and any other remediation, by delivering written status reports to Seller at least once every two (2) months.

                   10.3.4  Indemnification by Buyer.  Except only for the
                           ------------------------
Excluded Liabilities, Buyer agrees to indemnify, hold harmless and defend the Seller Parties from and against any and all Environmental Liabilities and Obligations, Other Assumed Obligations and Liabilities (as defined in Section
10.6 below), and for and against any and all liabilities, penalties, fines, suits, claims, demands, actions, losses, damages, expenses, investigation and remediation costs (including, but not limited to, laboratory, handling, transportation, containment, neutralization, disposal, capping and other similar costs), operation and maintenance costs, financial assurance costs, Agency costs (including, but not limited to, permitting, licensing, hazardous waste taxes and oversight costs), causes of action, proceedings, judgments, executions and reasonable costs of any kind or nature whatsoever (including reasonable attorneys', consultants', engineers' and contractors' fees) in connection with, arising out of or related to: (a) any Corrective Action; (b) compliance or noncompliance with any Requirements; (c) the existence of any threat to health, safety or the environment under any Laws, or the presence or alleged presence or release of any Hazardous Substances on, under, at or from the Real Property or the Tar Pits Property; (d) Buyer and ITG's compliance or non compliance with any Law; (e) the breach of this Agreement or any Exhibit attached hereto and incorporated herein by Buyer (which includes, but is not limited to, the breach of any liability and/or obligation of Seller assumed by Buyer); and (f) any breach of the IT Contract or the performance and completion bond, as defined in
Section 10.4 below. Any indemnification and defense to be provided pursuant to this Section 10.3.4 shall be conducted in accordance with the procedures set forth in Section 14.1, below.

                   10.3.5  Seller's Responsibility.  Following the Close of
                           -----------------------
Escrow, Seller shall refrain from any communications or discussions with any Agency or any third party (other than communications or discussions relating to the Excluded Liabilities) and from taking any other action which could result in any Agency requesting or requiring Buyer or the owner of the Real Property to take, perform or cease any activity on or with respect to the Property except communications (which shall be made jointly with Buyer) relating to remediation of the Tar Pits Property. Seller and Buyer shall give notice to DTSC and each other Agency with which Seller has been in communications within the past twelve (12) months regarding the Real Property and/or the Tar Pits Property that further communications should be addressed to Buyer (although Seller may be copied on such notices), and shall so refer any such communications. Seller shall deliver any and all notices and correspondence received from any Agency to Buyer within two (2) business days after receipt thereof. Seller acknowledges that the covenants and agreements of Seller set forth herein are a material inducement to the agreements of Buyer set forth herein. The provisions of this Section 10.3.5 shall be suspended during any period in which Buyer is in Default (as hereinafter defined) or if Seller takes action to enforce the terms of the performance and completion bond or the IT Contract.

                   10.3.6  Indemnification by Seller.  Seller agrees to
                           -------------------------
indemnify, hold harmless and defend the Buyer Parties from and against any and all liabilities, penalties, fines, suits, claims, demands, actions, losses, damages, expenses, investigation and remediation costs (including, but not limited to, laboratory, handling, transportation, containment, neutralization, disposal, capping and other similar costs, operation and maintenance costs, financial assurance costs, Agency costs (including, but not limited to, permitting, licensing, hazardous waste taxes and oversight costs), causes of action, proceedings, judgments, executions and reasonable costs of any kind or nature whatsoever (including reasonable attorneys', consultants', engineers' and contractors' fees) in connection with arising out of or related to any Excluded Liabilities. Any indemnification and defense to be provided pursuant to this
Section 10.3.6 shall be conducted in accordance with the procedures set forth in
Section 14.1, below.

          10.4  IT Contract.  As an inducement to execute this Agreement, Seller
                -----------
is relying upon, and hereby approves and consents to, Buyer's retention of ITG or any one or more of its affiliates or subsidiaries as the "Consultant" for the
                                                             ----------
Corrective Action at or near the Real Property and/or the Tar Pits
Property pursuant to a fixed-priced contract between Buyer and ITG (the contract, together with the lien and completion bond issued to secure performance thereof, are collectively, the "IT Contract"), the form of which
                                            -----------
shall be attached hereto as Exhibit Q. Seller shall be an express third party
                            ---------
beneficiary of the IT Contract and an obligee of the performance bond as provided in Section 5.3.5 hereof. Before the Consultant first commences any Corrective Action at or near the Real Property and/or the Tar Pits Property, the Consultant shall be required to maintain the insurance policies required in
Section 15 of the IT Contract (collectively, "Consultants' Insurance") and
                                              ----------------------
shall deliver to Seller copies of certificates evidencing the Consultants' Insurance and shall add Buyer and Seller as additional insureds to any automobile liability policy, umbrella insurance policy, or CGL insurance policy maintained by the Consultant. The Consultant's liability to Buyer and Seller shall be contractually limited as provided in the IT Contract. The Consultant may purchase a separate insurance policy for its obligations under the IT Contract.

          10.5  Required Insurance.
                ------------------

                10.5.1 Upon the Close of Escrow, Buyer shall add Seller as a named insured under insurance policies providing coverage that is substantively identical to that provided in the following policies (collectively, the "Insurance Policies"):
 ------------------

                        10.5.1.1 The Real Estate Pollution Policy in the form of Exhibit I, with minimum policy limits of Five Million Dollars ($5,000,000)
   ---------
and a fifteen (15) year reporting period;

                        10.5.1.2  The Full Occurrence CGL Policy in the form
of Exhibit G, with minimum policy limits of Fifty Million Dollars ($50,000,000);
   ---------
                        10.5.1.3 The Remediation Project Policy in the form of Exhibit J, with minimum policy limits in an amount equal to one hundred percent
---------
(100%) of the contract price of the fixed-price contract between Buyer and ITG pursuant to Section 10.4 above; and

                        10.5.1.4 The Contingent Transportation Insurance Policy in the form of Exhibit E, within minimum policy limits of Five Million Dollars
               ---------
($5,000,000.00).

                10.5.2  Terms of Insurance.  Buyer shall pay the full policy
                        ------------------
premiums for each of the Insurance Policies and endorsements thereto at or prior to the Close of Escrow. Each of the Insurance Policies shall be placed through Buyer's proprietary insurance program with a carrier rated A.M. Best A+,VIII or better (which entities shall be approved by Seller as provided in Section 4.10 hereof). The Insurance shall provide that any post issuance modifications or terminations of the policies shall require the consent of Seller.

                10.5.3  Deductibles.  Buyer shall be solely responsible for the
                        -----------
payment of any deductibles under the Insurance Policies.

                10.5.4  Additional Coverage.  At its sole cost and expense,
                        -------------------
Seller may increase the liability limits under the Insurance Policies.

          10.6  Other Assumed Obligations and Liabilities.  In addition, to
                -----------------------------------------
Buyer's assumption as of the Close of Escrow of all Environmental Liabilities and Obligations, except to the extent disapproved by Buyer prior to the Contingency Date, Buyer shall assume and perform all of Seller's obligations and liabilities with respect to the Real Property and Other Assets, including, but not limited to, those associated with the sewer treatment plant and the railroad as more specifically described in Exhibit U attached hereto (hereinafter
                                  ---------
collectively "Other Assumed Obligations and Liabilities").
              -----------------------------------------

          10.7  Tar Pits Property.  Seller is currently seeking to amend the
                -----------------
current remedial action plan with the DTSC for the Tar Pits Property to a capping remedial action plan as opposed to the current removal and disposal. In the event Seller elects, or an Agency requires, a removal and disposal strategy for the Tar Pits Property instead of a capping strategy, Seller shall pay the incremental cost of the removal and disposal remediation alternative over the capping remediation alternative. Seller shall have the right to elect the removal and disposal strategy by giving written notice to Buyer at any time prior to the commencement of the capping of the Tar Pits Property of its desire to cause a removal and disposal strategy for the Tar Pits Property. Buyer shall join with Seller in seeking DTSC approval for such a capping remedial action plan. Buyer agrees that if a capping plan is approved by DTSC, Buyer will use reasonable efforts to complete such capping within eighteen (18) months after such plan is approved by DTSC or within such shorter time period as may be required by the DTSC.

          10.8  Deed Restriction. Buyer agrees that Seller's deed to Buyer and
                ----------------
Buyer's deed to future owners of the property shall contain the restriction set forth in Exhibit Y attached hereto.
             ---------

          10.9  Default by Buyer.  Buyer shall be deemed to have defaulted in
                ----------------
its obligations (a "Default") and agreements set forth in Section 10.3.3.1
                    -------
hereof if all work included in the definition of Corrective Action other than
                                                                   ----- ----
long-term monitoring, maintenance or like tasks has not been completed on the
                                                    ---
Real Property and/or the Tar Pits Property and all of the following events
                                           ---
occur:

               a. An Agency seeks in a written notice to have Seller perform Corrective Action with respect to the Real Property or the Tar Pits Property; and

               b. Seller gives Buyer written notice of the Agency's written notice; and

               c. Buyer fails to respond to the Agency and commence taking the appropriate action within thirty (30) days from the date of receipt of such notice or commences taking such action but thereafter fails to diligently prosecute such action to completion to the satisfaction of the Agency; and

               d. As a result of Buyer's failure to respond to such Agency notice, Seller is required to expend money to perform Corrective Action;

or, in the alternative, if Buyer is in default under the IT Contract and the time to cure has expired.

          Only the obligations of Buyer pursuant to Section 10.3.3.1 hereof shall be secured by a deed of trust (the "Deed of Trust") in the form of Exhibit
                                          -------------                  -------
AA hereto.
--

          If a Default occurs as defined in this Section 10.9, then Seller shall have the right to either (a) recover from Buyer the costs expended by Seller in performing such Corrective Action, or (b) exercise its rights under the Deed of Trust. The Deed of Trust provides, inter alia, that Seller shall subordinate the lien thereof to the lien of any financing obtained by Buyer in connection with the acquisition, remediation, or development of the Property, which financing shall not exceed a loan to value ratio of seventy percent (70%). Such financing shall not provide for a security interest in the escrow account referred to below nor shall such financing modify the terms of the escrow instructions referred to below.

          Buyer shall provide Seller with a copy of each draw request submitted to any construction and/or remediation lender. Buyer shall obtain a performance and completion bond from each contractor performing Corrective Action whose contract or contracts total is in excess of Five Hundred Thousand Dollars ($500,000).

          Until such date as all work included in the definition of Corrective Action other than long-term monitoring, maintenance or like tasks has been
       ----------
completed, as Buyer conveys any portion of the Real Property to an unrelated third party, it shall deposit into an escrow account established at Commerce Escrow Company, located at 1545 Wilshire Boulevard, Suite 600, Los Angeles, California 90017, telephone (213) 484-0855, and facsimile (213) 484-0417 pursuant to the escrow instructions attached hereto as Exhibit BB a portion of
                                                       ----------
the net proceeds received upon such conveyance equal to (i) Fourteen Million Dollars ($14,000,000) minus (ii) all reasonable and reasonably documented
                      -----
amounts expended by Buyer to third parties after the Close of Escrow and prior to the date of such conveyance for or in connection with Corrective Action; multiplied by (iii) a fraction, the numerator of which is the number of acres so conveyed and the denominator of which is 440. Seller shall have a security interest in and first lien on the escrow account pursuant to the security documents attached as Exhibit CC hereto.
                      ----------

          Provided Buyer is not in Default, Buyer may use all of the money in such escrow for the costs of performing Corrective Action at any time in Buyer's reasonable discretion, subject to the terms of the Agreements, the Consent Order and/or applicable Law.

          Buyer shall give notice to Seller quarterly of: (i) the existence of any contracts for the sale of any portion of the Real Property; (ii) any sales which have closed escrow and the number of acres conveyed; (iii) the amount deposited into the escrow upon such sale; and (iv) the unspent balance of said Fourteen Million Dollars ($14,000,000).

          Failure of Buyer to make the deposit in accordance with this Section
10.9 shall constitute a Default under this Section 10.9.

          In the event that Seller is dissolved as a matter of law and has not assigned its rights as beneficiary under the Deed of Trust to an active entity in a document recorded in the Official Records of San Bernardino County, California and given notice of such assignment to Buyer by certified mail, then
           ---
the Deed of Trust shall automatically be null and void and of no force or effect and the trustee thereunder shall reconvey the lien thereof upon receipt of an affidavit from Buyer setting forth such facts and stating that Buyer has given Seller at least fifteen (15) days' notice of the facts set forth in the affidavit. Buyer and Seller each hereby waive any claims either of them may have against the trustee by reason of its reconveyance of the Deed of Trust in accordance with the provisions of this Section 10.9. The nullity of the Deed of Trust shall not be deemed to make the obligations secured by the Deed of Trust null and void.

     11.  As-Is.  EXCEPT AS EXPRESSLY SET FORTH TO THE CONTRARY HEREIN, THE
          -----
PROPERTY IS SOLD BY SELLER TO BUYER ON AN "AS-IS WHERE-IS" BASIS WITH NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, EITHER ORAL OR WRITTEN, MADE BY SELLER OR ANY AGENT OR REPRESENTATIVE OF SELLER WITH RESPECT TO THE PHYSICAL OR STRUCTURAL CONDITION OF THE PROPERTY OR WITH RESPECT TO THE EXISTENCE OR ABSENCE OF PETROLEUM, HAZARDOUS SUBSTANCES OR POLLUTION CONDITIONS AT, UNDER, ADJACENT TO AND/OR EMANATING TO OR FROM THE

PROPERTY OR THE GROUND WATER THEREUNDER OR WITH RESPECT TO THE COMPLIANCE OF THE PROPERTY OR ITS OPERATION WITH ANY LAWS, ORDINANCES OR REGULATIONS OF ANY GOVERNMENT OR OTHER BODY, OR CONCERNING THE COST OR TIME NECESSARY TO COMPLETE THE REMEDIATION OF POLLUTION CONDITIONS ON THE PROPERTY. BUYER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS EXPLICITLY STATED IN THIS AGREEMENT, SELLER HAS NOT MADE AND DOES NOT MAKE ANY REPRESENTATIONS, WARRANTIES, OR COVENANTS OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, WITH RESPECT TO THE HABITABILITY, TENANTABILITY OR SUITABILITY FOR COMMERCIAL PURPOSES, MERCHANTABILITY, OR FITNESS OF THE PROPERTY FOR A PARTICULAR PURPOSE, ALL OF WHICH WARRANTIES SELLER HEREBY EXPRESSLY DISCLAIMS. BUYER EXPRESSLY ASSUMES AT CLOSING ALL ENVIRONMENTAL LIABILITIES AND OBLIGATIONS (SUBJECT TO THE PROVISIONS OF SECTION 10.7 HEREOF) WITH RESPECT TO THE PROPERTY AND THE TAR PITS PROPERTY AND OTHER ASSUMED OBLIGATIONS AND LIABILITIES AND BUYER ON ITS OWN BEHALF AND ON BEHALF OF ITS DIRECT AND INDIRECT SUCCESSORS, ASSIGNS AND TRANSFEREES OF ALL OR ANY PORTION OF THE PROPERTY, RELEASES THE SELLER PARTIES FROM THE SAME, WHETHER SUCH LIABILITY IS IMPOSED BY STATUTE, REGULATION, DERIVED FROM COMMON LAW, OR BY CONTRACT, INCLUDING, BUT NOT LIMITED TO LIABILITIES ARISING UNDER ANY ENVIRONMENTAL LAWS.

          WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THIS RELEASE EXTENDS TO ANY AND ALL CLAIMS, CAUSES OF ACTION, RIGHTS, LIABILITIES AND REMEDIES UNDER, BASED UPON OR PURSUANT TO THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT OF 1980, 42 U.S.C. (S) 9601 et seq. ("CERCLA"), AS AMENDED BY THE SUPERFUND AMENDMENTS AND REAUTHORIZATION ACT OF 1986 (42 U.S.C. (S) 9613), AS THE SAME MAY BE FURTHER AMENDED, ENACTED OR REPLACED BY ANY SIMILAR OR COMPARABLE STATE, FEDERAL OR LOCAL LAW, RULE OR REGULATION.

          BUYER HEREBY ACKNOWLEDGES THAT IT HAS READ AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542 ("SECTION 1542") WHICH IS SET
                                                   ------------
FORTH BELOW:

     "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

          BY INITIALING BELOW, BUYER HEREBY WAIVES THE PROVISIONS OF SECTION 1542 SOLELY IN CONNECTION WITH THE MATTERS WHICH ARE THE SUBJECT OF THE FOREGOING WAIVERS AND RELEASES EXCEPT THAT BUYER DOES NOT WAIVE THE PROVISIONS
                                                      ---
OF SECTION 1542 WITH RESPECT TO ANY MATERIAL ENVIRONMENTAL CONDITION OF THE REAL PROPERTY OR THE ADJACENT PROPERTY KNOWN TO SELLER AND NOT DISCLOSED TO BUYER OR

ANY MATERIAL BREACH OF ARTICLE 7 HEREOF, OR ANY FAILURE BY SELLER TO DISCLOSE ANY ADJACENT PROPERTY INDEMNIFICATION AND OTHER AGREEMENTS WHICH IMPACT THE USE OR DEVELOPMENT OF THE PROPERTY OR FOR WHICH BUYER IS ALLEGED TO HAVE OBLIGATIONS OR LIABILITY.

          /s/ SLM                                /s/ RES
          ----------------                       -----------------
          Buyer's Initials                       Seller's Initials

     12.  Obligations Retained by Seller.  Without limiting Seller's
          ------------------------------
obligations with respect to the Excluded Liabilities in Article 10 hereof, Seller shall also retain the following obligations following the Close of
Escrow:

          12.1  Employees of Seller.  Seller shall retain all obligations
                -------------------
relating to its existing or past employee relationships. Buyer shall have no obligation to offer employment to, employ, or compensate the employees of Seller who currently perform duties at or concerning the Real Property, and all notifications to federal, state, or local governments concerning the effects of the sale of the Real Property upon employees shall be the responsibility of Seller.

          12.2  Litigation Matters.  Seller shall defend itself and the Real
                ------------------
Property and, if required, Buyer or its successors and assigns, against any claims or causes of action raised with respect to the SAWPA Plume, the Ontario Litigation and/or the Mushegian Litigation, as each are more fully described in Exhibit O attached hereto; provided, however, that in the event that such claims
---------
or causes of action are coupled with unrelated claims or causes of action against Buyer, then Buyer shall pay a reasonably prorated portion of the defense costs.

     13.  Casualty and Condemnation.  Casualty and condemnation occurrences
          -------------------------
prior to the Close of Escrow will have the following results:

          13.1  Casualty.  If, prior to the Close of Escrow, all or any portion
                --------
of the Improvements on the Land are damaged or destroyed by an insured event, Buyer shall purchase the Property without any reduction in the Purchase Price on account of any diminishment of value resulting from such damage or destruction. If, prior to the Close of Escrow, all or any portion of the Improvements on the Land are damaged or destroyed by an uninsured event, Buyer shall have the right
(a) to purchase the Real Property without any reduction in the Purchase Price on account of any diminishment of value resulting from such damage or destruction, or (b) to terminate this Agreement. Buyer shall make such election by delivering written notice to Seller within ten (10) business days after receiving written notice of such damage or destruction. Buyer's failure to deliver notice of its election within such ten (10) day period shall constitute Buyer's election of alternative described in clause (b) hereof. In the event Buyer cannot or does not terminate the Agreement pursuant to this Section 13.1, Buyer shall be entitled at the Close of Escrow to an assignment by Seller to Buyer of Seller's right, title and interest in and to any insurance proceeds arising out of such damage or destruction.

          13.2  Condemnation.  If, prior to the Close of Escrow, all or any
                ------------
material portion of the Real Property is taken or proposed to be taken by eminent domain, Buyer shall have the right (a) to purchase the Real Property which has not been condemned without any reduction in the Purchase Price on account of any diminishment of value resulting from such taking, or (b) to terminate this Agreement. For purposes of this Agreement, a "material" portion of the Real Property shall be deemed to be taken or proposed to be taken if it would cost in excess of Two Hundred Fifty Thousand Dollars ($250,000) to repair or replace the remaining portion of the Real Property. In the event Buyer elects not to terminate this Agreement pursuant to this Section 13.2, or in the event that a non-material portion of the Real Property is taken or proposed to be taken by eminent domain, then this Agreement shall remain in full force and effect and Buyer shall be entitled at the Close of Escrow to an assignment of any condemnation awards arising out of such taking. Prior to the Closing Date, Buyer and Seller shall jointly prosecute, at Buyer's expense, any claim for an award with respect to a taking of the Real Property, which claim shall not be compromised or settled without Buyer's consent.

          13.3  Early Termination.  Upon any termination of this Agreement
                -----------------
pursuant to this Article 13, Buyer shall promptly be refunded the entire Deposit and any interest accrued thereon (less all Title Company and Escrow cancellation fees), and the Parties shall have no other rights or obligations under this Agreement, except that Buyer's indemnification obligations under the Entry Permit shall survive the termination of this Agreement.

     14. Indemnification.  To the extent not otherwise provided for herein, and
         ---------------
not including any matter which is the subject of Article 10 hereof, Buyer and Seller (each, an "Indemnitor") shall indemnify, defend and hold the other Party
                  -----------
and the other Party's current, past and future affiliates, officers, directors, shareholders, members, managers, employees, representatives, agents, consultants, counsel and contractors (each, an "Indemnitee") harmless from and
                                                -----------
against any and all obligations, liabilities, claims, liens, encumbrances, losses, damages, assessments, interest, costs, expenses and agency actions that result from any claims made by any person or any entity with respect to the purchase and sale of the Real Property or any portion thereof based on the representations, agreements, promises or acts of the Indemnitor or any of its affiliates, subsidiaries, agents, representatives or employees, including, without limitation, any claims by Tamkin Capital Partners, Jeffrey H. Tamkin or any of their affiliated companies, entities or individuals. Each indemnity provided for under this Agreement shall cover the costs and expenses of the Indemnitee, including, without limitation, reasonable attorneys' fees and expenses, related to any claims, actions, suits, proceedings or judgments incident to any of the matters covered by such indemnity. Each Party shall cooperate fully with the other to make available to each other any books, records, documents, or other pertinent information within its control which is necessary or pertinent to the defense of any claims, except for any such books, records, documents, or other pertinent information, which are protected by any attorney-client privilege, attorney-work product privilege or other privilege. Buyer and Seller hereby agree that notwithstanding the reference herein to Tamkin Capital Partners, Jeffrey H. Tamkin and related parties, neither Buyer nor Seller believes that any Tamkin party has any valid claims arising out of its own actions regarding any Tamkin party and the Real Property.

          14.1  Indemnification Procedures.
                --------------------------

                14.1.1  Notice of Claim.  With respect to any request for
                        ---------------
indemnification made under this Agreement (whether under this Article 14 or
Article 10 hereof), the Indemnitee shall give the Indemnitor written notice thereof (together with a copy of any claim, process or other legal pleading) promptly after becoming aware of such claim; provided, however, that the
                                             --------  -------
failure of any Indemnitee to give notice as provided in this Section 14.1.1 shall not relieve any Indemnitor of its indemnification obligations except to the extent that such Indemnitor is actually prejudiced by such failure to give notice. Such notice shall describe such claim in reasonable detail. Nothing in this Section 14.1 shall be deemed to prevent a Party from making a claim under any available insurance policy, in addition to pursuing indemnification as set forth in this Section 14.1.

                14.1.2  Defense of Claim.  An Indemnitor, at such Indemnitor's
                        ----------------
own expense and through counsel chosen by such Indemnitor (which counsel shall be reasonably acceptable to the Indemnitee), may, but shall have no obligation to, elect to defend any claim (whether under this Article 14 or Article 10 hereof). If an Indemnitor elects to defend a claim, then, within ten (10) business days after receiving notice of such claim (or sooner, if the nature of such claim so requires), such Indemnitor shall notify the Indemnitee of its intent to do so, and such Indemnitee shall cooperate in the defense of such claim (and pending such notice and assumption of defense, an Indemnitee may take such steps to defend against such claim as, in such Indemnitee's good faith judgment, are appropriate to protect its interests). Such Indemnitor shall pay such Indemnitee's reasonable out-of-pocket expenses incurred in connection with such cooperation. Such Indemnitor shall keep the Indemnitee reasonably informed as to the status of the defense of such claim. After notice from an Indemnitor to an Indemnitee of its election to assume the defense of a claim, such Indemnitor shall not be liable to such Indemnitee under Article 10 and/or
Article 14 for any legal or other expenses subsequently incurred by such Indemnitee in connection with the defense thereof other than those expenses referred to in the preceding sentence; provided, however, that such Indemnitee
                                       --------  -------
shall have the right to employ one law firm as counsel, together with a separate local law firm in each applicable jurisdiction (if necessary) ("Separate
                                                                --------
Counsel"), to represent such Indemnitee in any action or group of related
-------
actions (which firm or firms shall be reasonably acceptable to the Indemnitor) if, in such Indemnitee's reasonable judgment at any time, either a conflict of interest between such Indemnitee and such Indemnitor exists in respect of such claim, or there may be defenses available to such Indemnitee which are different from or in addition to those available to such Indemnitor and the representation of both parties by the same counsel would be inappropriate, and in that event:
(a) the reasonable fees and expenses of such Separate Counsel shall be paid by such Indemnitor (it being understood, however, that the Indemnitor shall not be liable for the expenses of more than one Separate Counsel (excluding local counsel) with respect to any claim (even if against multiple Indemnitees)); and
(b) each of such Indemnitor and such Indemnitee shall have the right to conduct its own defense in respect of such claim. If any Indemnitor elects not to defend against a claim, or fails to notify an Indemnitee of its election as provided in this Section 14.1.2 within the period of ten (10) business days described above, the Indemnitee may defend, compromise and settle such claim and shall be entitled to indemnification hereunder (to the extent permitted by this Agreement). Notwithstanding the foregoing, the Indemnitor shall not, without the prior written consent of the Indemnitee (which consent shall not be unreasonably withheld, conditioned or delayed), settle or compromise any claim or consent to the entry of any judgment unless (x) there is no finding or admission of any violation of law or any violation of the rights of any person and no effect on any other claims that may be made against the Indemnitee and (y) the sole relief provided is monetary damages that are paid in full by the Indemnitor.

    15.  Miscellaneous.
         -------------

         15.1  Entire Agreement; Modification. This Agreement constitutes the
               ------------------------------
entire Agreement between the Parties hereto pertaining to the subject matter hereof and supersedes all prior negotiations, agreements and understandings of the Parties with respect to the subject matter hereof. All exhibits referred to in this Agreement are attached and incorporated by this reference. This Agreement may not be amended or otherwise changed except by a writing executed by both Parties.

         15.2  Confidentiality.  From the Execution Date until the Close of
               ---------------
Escrow, Buyer agrees that the terms and conditions of this Agreement and any information concerning the Property obtained either from Seller or through other third parties shall be used solely for the purpose of evaluating the Property. Unless and until Buyer has completed the acquisition of the Real Property, such information shall be kept confidential by Buyer and its advisors, except as necessary to develop, sell and finance the Real Property and to perform its obligations pursuant to this Agreement. Seller understands that Buyer may need to disclose the such information or portions thereof to those of Buyer's directors, officers, employees, agents, advisors, attorneys, accountants, consultants, lenders, investment bankers, investment partners and financial advisors (collectively, "Representatives") who need to know such information for
                         ---------------
the purpose of evaluating or financing Buyer's acquisition of the Property or in connection with obtaining the Insurance Policies, and also to developers in connection with Buyer's evaluation of the feasibility of Buyer's proposed development of the Real Property. Prior to any such disclosure, however, Buyer shall inform such Representatives and developers of the confidential nature of such information, and such Representatives of Buyer and developers shall agree to be bound by this statement of confidentiality and not to disclose such information to any other person. Buyer has also agreed to be responsible for any breach of this statement of confidentiality by Buyer or its Representatives. In the event that Buyer or any of its Representatives become legally compelled to disclose any of such information, Buyer and its Representatives shall provide Seller with prompt prior written notice of such requirements so that Seller may seek a protective order or other appropriate remedy and/or waive compliance with the terms of this statement of confidentiality. In the event that Buyer fails to complete the acquisition of the Property, Buyer and its Representatives will promptly return to Seller all of such written information which has been provided to Buyer and its Representatives will destroy all copies of any analysis, compilations, studies or other documents prepared by Buyer or for its use containing or reflecting any such information. Buyer acknowledges that Seller is a publicly traded company and is required to publicly disclose certain material information.

          15.3  Further Assurances.  Each Party hereto shall from and after the
                ------------------
date hereof execute and acknowledge and deliver such further instruments and perform such additional acts as any other Party may reasonably request to effectuate the intent of this Agreement; provided, however, that no such request
                                         --------- --------
may require any Party to make any material expenditure.

          15.4  Notices.  Any notices, demands or other communications required
                -------
or permitted to be given by any provision of this Agreement or which any Party may desire to give the other shall be given in writing, delivered personally or sent by certified mail, postage pre-paid, facsimile, or by Federal Express or similar generally recognized delivery service regularly providing proof of delivery, addressed to a Party or Escrow Holder, at the addresses set forth below, or to such other address as said Party or Escrow Holder may hereafter or from time to time designate by written notice to the other Party and Escrow Holder.


     To Seller:                                    With a copy to:
     ---------                                     --------------
     Kaiser Ventures Inc.                          Kaiser Ventures Inc.
     Kaiser Steel Land Development Inc.            Steel Land Development Inc.
     3633 Inland Empire Blvd.                      3633 Inland Empire Blvd.
     Suite 850                                     Suite 850
     Ontario, CA 91764                             Ontario, CA 91764
     Attn.: Lee R. Redmond III                     Attn.: Terry Cook
     Telephone: (909) 483-8508                     Telephone: (909) 483-8511
     Telecopier: (909) 944-6605                    Telecopier: (909) 944-6605

     To Buyer:                                     With a copy to:
     --------                                      --------------

     Ontario Ventures I, LLC                       Tuttle & Taylor, A Law Corporation
     c/o LandBank Environmental Properties, LLC    355 South Grand Avenue
     141 Union Boulevard                           40th Floor
     Suite 330                                     Los Angeles, CA 90071-3102
     Lakewood, CO  80228                           Attn.: Timi A. Hallem/Thomas I. Dupuis
     Attn.: Stuart L. Miner                        Telephone: (213) 683-0607
     Telephone: (303) 763-8500                     Telecopier: (213) 683-0225
     Telecopier: (303) 763-5700


     and to:
     ------

     The Knowlton Group
     1445 Canterbury Drive
     Salt Lake City, UT 84108
     Attn.: Hooper Knowlton
     Telephone: (801) 582-5347
     Telecopier: (801) 583-8939

     To Escrow Holder:
     ----------------

     Chicago Title Company
     560 East Hospitality Lane
     San Bernardino, CA  92408
     Attn.: _____________________
     Telephone: (909) 884-0448
     Telecopier: (909) ____________

          A copy of any notice, demand or other communication given to or by Escrow Holder by or to either Party shall be given to the other Party at the same time. Notice by United States Postal Service or delivery service as provided herein shall be considered given on the earlier of the date on which said notice is actually received by the Party to whom such notice is addressed, or as of the date of delivery, whether accepted or refused, established by the United States Postal service return receipt or such overnight carrier's proof of delivery, as the case may be. Any such notice given by facsimile shall be deemed given upon receipt of the same by the Party to which it is addressed, provided that such facsimile was received between the hours of 8:00 a.m. and 5:00 p.m. local time of the recipient of the facsimile on a business day. Receipt of a facsimile at any other time will be deemed received on the next business day.

          15.5  Computation of Time.  All references to a period of "days" shall
                -------------------
mean calendar days unless otherwise specifically set forth herein. If the last day for any period or any date pursuant to this Agreement is a weekend or holiday, such last day or date shall automatically be deemed to be the next succeeding business day. A day shall be construed to be a business day if banks are open for business on that day in the county in which the Real Property is located.

          15.6  Counterparts.  This Agreement may be executed in one or more
                ------------
counterparts, and bear the signature of each Party on a separate counterpart, each of which when so executed and delivered shall be deemed an original but all of which taken together shall constitute but one and the same instrument.

          15.7  Time of the Essence.  Seller and Buyer hereby acknowledge and
                -------------------
agree that time is strictly of the essence with respect to each and every term, condition, obligation and provision hereof and that failure to timely perform any of the terms, conditions, obligations or provisions hereof by either Party shall constitute a material breach of and a non-curable (but waivable) default under this Agreement by the Party so failing to perform.

          15.8  Binding Effect; Assignment.  This Agreement shall be binding
                --------------------------
upon and inure to the benefit of Seller and Buyer and their respective successors and assigns. Subject to Seller's review and approval of financial information concerning Buyer, LandBank, Knowlton, IT and the issuer of the insurance policies and provider of the IT Contract bond (as provided in Section
4.10 hereof) pursuant to Section 5.3.10, Seller expressly consents to the assignment of Buyer's rights, interest and obligations under this Agreement to a related entity subject to Seller's approval of such entity (which may not be unreasonably withheld, delayed or conditioned), provided that Buyer delivers to Seller, at least ten (10) business days prior to the Closing Date, a written agreement signed by Buyer and its assignee pursuant to which such assignee assumes Buyer's rights, interest and obligations hereunder. Upon any such assignment, Buyer shall be released from any further obligations hereunder.

          15.9  Enforcement Costs.  Should either Party institute any action or
                -----------------
proceeding to enforce any provision of this Agreement, or for damages by reason of an alleged breach of any provision of this Agreement, or for a declaration of rights hereunder, the prevailing Party in such action, on trial or appeal, shall be entitled to receive from the other Party all costs and expenses of such action or proceeding, including reasonable attorneys', consultants' and engineers' fees incurred by the prevailing Party in connection with such action or proceeding. Such costs and expenses shall include, without limitation, attorneys', consultants' and engineers' fees, costs and expenses incurred in trial, on appeal and in post-judgment motions, garnishment, levy and debtor and third party examinations, discovery, and bankruptcy proceedings.

          15.10  Waivers.  No Party shall be deemed to have waived any right
                 -------
which such Party has under this Agreement, unless this Agreement expressly provides a period of time within which such right may be exercised and such period has expired, or unless such Party has expressly waived the same in writing or unless this Agreement specifies that a waiver shall be deemed to have occurred. Except as otherwise provided herein, the waiver by either Party of a right, claim or default by the other Party hereunder shall not be deemed to be a waiver of any other right, claim or default, or any subsequent default of the same kind. No waiver of a condition shall limit either Party's liability for a breach of this Agreement.

          15.11  No Third Party Beneficiary. Except as otherwise expressly set
                 --------------------------
forth herein, no term or provision of this Agreement or the exhibits hereto is intended to or shall be for the benefit of any person or entity not a party hereto, and no such other person or entity shall have any right or cause of action hereunder, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any Party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over and against any Party to this Agreement.

          15.12  Governing Law.  The Parties hereto expressly agree that this
                 -------------
Agreement shall be governed by, interpreted under, and construed and enforced in accordance with the laws of the State of California without the application of its choice of law rules.

          15.13  Construction.  Headings at the beginning of each paragraph and
                 ------------
subparagraph are solely for the convenience of the Parties and are not a part of the Agreement. Whenever required by the context of this Agreement, the singular shall include the plural and the masculine shall include the feminine and vice versa. This Agreement shall not be construed as if it had been prepared by one of the Parties, but rather as if both Parties had prepared the same. Unless otherwise indicated, all references to paragraphs and subparagraphs are to this Agreement. All exhibits referred to in this Agreement are attached and incorporated by this reference. In the event the date on which Buyer or Seller is required to take any action under the terms of this Agreement is not a business day, the action shall be taken on the next succeeding business day.

          15.14  Partial Invalidity.  If any term or provision of this
                 ------------------
Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each such term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by Law.

          15.15  Cumulative Remedies.  No remedy conferred upon a Party in this
                 -------------------
Agreement is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in equity or by statute (except as otherwise expressly herein provided).

          15.16  Side Letter.  The side letter attached hereto as Exhibit DD is
                 -----------                                      ----------
incorporated into and made part of this Agreement.

                        [SIGNATURES ON FOLLOWING PAGE]

          IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the dates written below.

SELLER:                                    KAISER VENTURES INC., a Delaware
-------                                    corporation




Date Executed:  October 19, 1999           By:  /s/ Richard E. Stoddard
                ----------------                ----------------------------
                                             Its:  President and CEO
                                                   -------------------------


                                           KAISER STEEL LAND DEVELOPMENT INC., a
                                           Delaware Corporation


Date Executed:  October 19, 1999           By:  /s/ Richard E. Stoddard
                ----------------                --------------------------
                                           Its:  President
                                                --------------------------


Buyer:                                     ONTARIO VENTURES I, LLC, a Delaware
-----                                      limited liability company

                                           By:  LANDBANK ENVIRONMENTAL
                                           PROPERTIES, LLC, a Delaware limited
                                           liability company

                                           By:  LandBank, Inc., a Delaware
                                                corporation, its managing member


Date Executed:  October 19, 1999                By: /s/ Stuart L. Miner
                ----------------                    ----------------------
                                                  Its:  /s/ Principal
                                                        ------------------



RECEIVED AND ACCEPTED THE         DAY OF              , 1999.
                           ------        -------------
CHICAGO TITLE INSURANCE
COMPANY, AS ESCROW HOLDER


By:
    ---------------------------------
  Its:
       ------------------------------

                                LIST OF EXHIBITS
                                ----------------



A       Map of Real Property and Adjacent Property               Recital A
B       Adjacent Property Description                            (S) 1.1
C       Bill of Sale                                             (S) 1.4
D       List of Cases                                            (S) 1.5
E       Contingent Transportation Insurance Policy               (S) 1.12
F       Deed                                                     (S) 1.14
G       Full Occurrence CGL Policy                               (S) 1.21
H       Adjacent Property Indemnification and Other Agreements   (S) 4.3.4
I       License Agreement                                        (S) 1.33
J       List of Permits                                          (S) 1.34
K       Real Estate Pollution Policy                             (S) 1.38
L       Remediation Project Policy                               (S) 1.40
M       Road Easement                                            (S) 4.1
N       Entry Permit                                             (S) 4.2
O       Litigation Files                                         (S) 4.3.5
P       Omnibus Assignment and Assumption Agreement              (S) 5.2.8
Q       IT Contract                                              (S) 5.3.5
R       Actions, Suits and Proceedings                           (S) 7.2
S       Impediments to Seller's Performance                      (S) 7.3
T       Schedule of Brokers                                      (S) 7.4
U       Contracts Affecting the Property                         (S) 7.6
V       Leases Affecting the Property                            (S) 7.7
W       Other Rights in the Property                             (S) 7.9
X       Property Tax Bills                                       (S) 7.10
Y       Deed Restriction                                         (S) 10.8
Z       Heckett-Multiserve Terms                                 (S) 5.2.4
AA      Deed of Trust                                            (S) 10.9
BB      Escrow Instructions                                      (S) 10.9
CC      Security Documents                                       (S) 10.9
DD      Side Letter                                              (S) 15.16

                        Exhibits Available Upon Request
                        ===============================

                    to the Securities & Exchange Commission
                    =======================================